US.131967368.05 CREDIT AGREEMENT Dated as of April 12, 2021 between LITHIA MOTORS, INC., LITHIA REAL ESTATE, INC., and ALLY BANK (Ally Capital in Hawaii, Mississippi, Montana and New Jersey)

US.131967368.05 TABLE OF CONTENTS Page -i- ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ....................................................... 1 1.01 Defined Terms ...................................................................................................... 1 1.02 Other Interpretive Provisions ........................................................................... 18 1.03 Accounting Terms .............................................................................................. 19 1.04 Rounding ............................................................................................................. 20 1.05 Times of Day ....................................................................................................... 20 1.06 References to Agreement and Laws ................................................................. 20 1.07 Divisions .............................................................................................................. 20 ARTICLE II THE COMMITMENT AND CREDIT EXTENSION ........................................... 20 2.01 Revolving Loan .................................................................................................. 21 2.02 [Reserved] ........................................................................................................... 21 2.03 Procedure for Advances .................................................................................... 21 2.04 Prepayments ....................................................................................................... 21 2.05 Permanent Reduction of the Commitment. ..................................................... 22 2.06 Repayment of Loan ............................................................................................ 22 2.07 Interest ................................................................................................................ 22 2.08 Fees ...................................................................................................................... 24 2.09 Evidence of Debt ................................................................................................ 24 2.10 Payments Generally ........................................................................................... 24 2.11 Security ............................................................................................................... 24 2.12 Additional Mortgaged Properties ..................................................................... 25 2.13 Release of Mortgaged Property and Specified Borrowers ............................. 26 ARTICLE III TAXES AND INCREASED COSTS ................................................................... 27 3.01 Taxes.................................................................................................................... 27 3.02 Increased Costs................................................................................................... 28 3.03 Survival ............................................................................................................... 30 ARTICLE IV CONDITIONS PRECEDENT TO EFFECTIVENESS ........................................ 30 4.01 Conditions Precedent to Effectiveness ............................................................. 30 4.02 Conditions to all Advances ................................................................................ 32 ARTICLE V REPRESENTATIONS AND WARRANTIES ...................................................... 32 5.01 Existence, Qualification and Power; Compliance with Laws ........................ 32 5.02 Authorization; No Contravention .................................................................... 33 5.03 Governmental Authorization; Other Consents ............................................... 33 5.04 Binding Effect ..................................................................................................... 33 5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event ..................................................................................................... 33 5.06 Litigation ............................................................................................................. 34 5.07 No Default ........................................................................................................... 34 5.08 Ownership of Property ...................................................................................... 34

TABLE OF CONTENTS
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5.09	**Environmental Compliance**	34
5.10	**Insurance**	35
5.11	**Taxes**	35
5.12	**ERISA Compliance**	35
5.13	**Subsidiaries**	36
5.14	**Margin Regulations; Investment Borrower Act**	36
5.15	**Disclosure**	36
5.16	**Compliance with Laws**	37
5.17	**Intellectual Property; Licenses, Etc**	37
5.18	**Books and Records**	37
5.19	**[Reserved]**	37
5.20	**Collateral; Mortgaged Properties; Leases**	37
5.21	**Solvency**	39
5.22	**Labor Matters**	39
5.23	**OFAC**	39
5.24	**Anti-Corruption Laws**	39
5.25	**Taxpayer Identification Number**	39
5.26	**Beneficial Ownership Certificate**	39
ARTICLE VI AFFIRMATIVE COVENANTS		39
6.01	**Financial Statements**	39
6.02	**Certificates; Other Information**	40
6.03	**Notices**	41
6.04	**Payment of Obligations**	42
6.05	**Preservation of Existence, Etc**	43
6.06	**Maintenance of Properties; Repairs**	43
6.06	**Maintenance of Properties; Repairs**	43
6.07	**Maintenance of Insurance**	43
6.08	**Compliance with Laws and Contractual Obligations**	44
6.09	**Books and Records**	45
6.10	**Inspection Rights; Environmental Reports**	45
6.11	**Condemnation**	46
6.12	**Additional Subsidiaries**	47
6.13	**Further Assurances**	47
6.14	**Anti-Corruption Laws**	47
6.15	**Leases**	48
6.16	**Compliance with Beneficial Ownership Regulation**	48
ARTICLE VII NEGATIVE COVENANTS		48
7.01	**Liens**	48
7.02	**Reserved**	49
7.03	**Reserved**	49

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US.131967368.05

TABLE OF CONTENTS
(continued)

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7.04	**Mergers, etc**	49
7.05	**Dispositions**	49
7.06	**Reserved**	49
7.07	**Change in Nature of Business**	50
7.08	**Reserved**	50
7.09	**Reserved**	50
7.10	**Use of Proceeds**	50
7.11	**Financial Covenants**	50
7.12	**Reserved**	50
7.13	**Reserved**	50
7.14	**Sanctions**	50
7.15	**Anti-Corruption Laws**	50
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		50
8.01	**Events of Default**	50
8.02	**Remedies Upon an Event of Default**	52
8.03	**Application of Funds**	53
ARTICLE IX ACKNOWLEDGEMENTS AND WAIVERS		53
9.01	**Acknowledgements and Waivers**	53
ARTICLE X MISCELLANEOUS		54
10.01	**Amendments, Etc.**	54
10.02	**Notices; Effectiveness; Electronic Communication**	54
10.03	**No Waiver; Cumulative Remedies; Enforcement**	55
10.04	**Expenses; Indemnity; Damage Waiver**	55
10.05	**Payments Set Aside**	57
10.06	**Successors and Assigns**	57
10.07	**Treatment of Certain Information; Confidentiality**	59
10.08	**[Reserved]**	60
10.09	**Interest Rate Limitation**	60
10.10	**Counterparts; Integration; Effectiveness**	60
10.11	**Survival of Representations and Warranties**	60
10.12	**Severability**	60
10.13	**Borrower Representative**	61
10.14	**Governing Law; Jurisdiction; Etc**	61
10.15	**Waiver of Jury Trial**	62
10.16	**USA PATRIOT Act Notice**	62
10.17	**MIRE Events**	63
10.18	**No Advisory or Fiduciary Responsibility**	63
10.19	**[Reserved]**	63
10.20	**Electronic Execution of Assignments and Certain Other Documents**	63

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US.131967368.05

US.131967368.05 TABLE OF CONTENTS (continued) Page -iv- 10.21 [Reserved] ........................................................................................................... 63 10.22 Acknowledgement Regarding Any Supported QFCs ..................................... 64

US.131967368.05 -v- SCHEDULES Schedule 4.01 Good Standing Jurisdictions and Foreign Qualifications Schedule 5.13 Subsidiaries; Equity Interests Schedule 5.20(c) Mortgaged Properties Schedule 6.07 Casualty Insurance Requirements Schedule 10.02 Lending Office; Certain Addresses for Notices; Tax Identification Number EXHIBITS Form of: Exhibit A Advance Request Exhibit B Compliance Certificate Exhibit C Borrower Joinder Agreement Exhibit D Guarantor Joinder Agreement Exhibit E Borrowing Base Certificate

US.131967368.05 CREDIT AGREEMENT This CREDIT AGREEMENT (“Agreement”) is entered into as of April 12, 2021, among LITHIA MOTORS, INC., an Oregon corporation (“Lithia”), LITHIA REAL ESTATE, INC., an Oregon corporation (“LRE”), each other Person who may become a party to this Agreement as a Borrower pursuant to Section 6.12 hereof (collectively, including Lithia and LRE, the “Borrowers”) and ALLY BANK (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah state-chartered bank (the “Lender”). The Borrowers have requested that the Lender provide an up to $300,000,000.00 revolving line of credit facility. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “ADA” means Americans With Disabilities Act of 1990 as now existing or hereafter amended. “Additional Mortgaged Property” has the meaning specified in Section 2.12(a). “Additional Mortgaged Property Requirements” has the meaning specified in Section 2.12(b). “Advance” means an advance of Loan funds made by the Lender to the Borrowers pursuant to the terms hereof. “Advance Request” means a notice of a request for an Advance which shall be substantially in the form of Exhibit A or such other form as maybe approved by the Lender. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreement” means this Credit Agreement. “Audited Financial Statements” means the audited consolidated balance sheet of Lithia and its Subsidiaries for the most recently ended fiscal year ended December 31, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Lithia and its Subsidiaries, including the notes thereto. “Availability Period” means, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitment of the Lender to make Advances pursuant to Section 8.02.

US.131967368.05 2 “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower Joinder Agreement” means any Borrower Joinder Agreement, substantially in the form thereof attached as Exhibit C, executed and delivered by a Subsidiary to Lender. “Borrower Representative” means Lithia. “Borrowers” has the meaning specified in the introductory paragraph hereto. “Borrowing Base Real Estate Permitted Liens” means, collectively: (a) Liens created pursuant to the Loan Documents and securing the Obligations; (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or upon consent of Lender, which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained with Lender; and (d) zoning, easements and other restrictions on any real estate which do not materially detract from the value of such real estate or (in the reasonable discretion of the Lender) the mortgageability of such real estate, and which do not materially impair the use of such real estate. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lending Office is located. “Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP. “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

US.131967368.05 3 “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. “Change in Control” means: (a) the acquisition by any Person, or two or more Persons acting in concert, in either case other than the Principal (whether directly or indirectly through Lithia Holding Company, L.L.C.), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 35% or more of the outstanding shares of voting stock of Lithia on a fully diluted basis; (b) within any twelve-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of Lithia by Persons who were neither (i) nominated by the board of directors of Lithia nor (ii) appointed or approved by directors so nominated; (c) Lithia consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into Lithia, in either event pursuant to a transaction in which the outstanding capital stock of Lithia is reclassified or changed into or exchanged for (i) cash or cash equivalents or (ii) securities, and the holders of the capital stock in Lithia immediately prior to such transaction do not, as a result of such transaction, own, directly or indirectly, more than 51% of the combined voting power of Lithia’s capital stock or the capital stock of its successor entity in such transaction; (d) a “change of control” or “change of ownership” (or any term substantially equivalent to any of the foregoing phrases in this clause (d)) occurs, in each case, as such term or phrase is defined in any indenture evidencing or relating to any Indebtedness of Lithia or any Subsidiary thereof with a principal amount in excess of $100,000,000; or (e) Lithia ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of each other Borrower. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Closing Date” means April 12, 2021. “Code” means the Internal Revenue Code of 1986. “Collateral” means the Mortgaged Properties. “Commitment” means the Lender’s obligation to make Advances to the Borrowers pursuant to Section 2.01, in an aggregate principal amount at any time outstanding not to exceed $300,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

US.131967368.05 4 “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” means a certificate substantially in the form of Exhibit B. “Condemnation Proceeding” has the meaning specified in Section 6.11 hereto. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated), gross receipts or that are franchise Taxes or branch profits Taxes. “Contingent Obligation” means any guarantee of Indebtedness of any other Person or any agreement to maintain the net worth, working capital or other financial condition of any other Person, whether direct, indirect or contingent, including, without limitation, any purchase or repurchase agreement, comfort letter, or keep-well, take-or-pay, through-put or other arrangement of whatever nature having the effect of assuring or holding harmless any Person against loss with respect to any Indebtedness of such other Person; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person subject to such obligation. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning specified in Section 10.22. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

US.131967368.05 5 “Default Rate” means an interest rate equal to (i) the Interest Rate plus (ii) 2% per annum. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Dollar” and “$” mean lawful money of the United States. “Eligible Borrowing Base Real Estate” means any real property of any Borrower that satisfies each of the following conditions: (i) the property is owned in fee simple by a Borrower; (ii) the property has been designated by the Borrowers from time to time as property to be included in the Revolving Borrowing Base, unless the Borrowers has subsequently removed such property from the Revolving Borrowing Base and has not thereafter re-designated it to be included in the Revolving Borrowing Base; (iii) the property is not subject to any lien or encumbrances (other than Borrowing Base Real Estate Permitted Liens); (iv) the property (A) is the headquarters of a Borrower or (B) is utilized by a Borrower for a Permitted Borrowing Base Real Estate Use, or (C) is being developed by a Borrower for a Permitted Borrowing Base Real Estate Use (provided that, with respect to property described in the immediately preceding clauses (A), (B), or (C), no more than ten percent (10%) of the total square feet of such property is occupied by any Person other than a Borrower or a Subsidiary Guarantor); (v) the address(es), tenant(s), value(s) and date(s) included for the property, and whether or not such property is located in a flood hazard area, are detailed quarterly in a Revolving Borrowing Base Certificate (and, if applicable, the pro forma Revolving Borrowing Base Certificate first reflecting such property) delivered to the Lender; (vi) the Lender has received (A) a FIRREA-conforming appraisal for such property of the current value of such property as of a date that is within 12 months before the date of the first Revolving Borrowing Base Certificate that reflects such property, (B) a Phase I (or, if necessary, a Phase II) environmental report for such property, and (C) a title report for such property; and (vii) the property is located in a state within the United States or in the District of Columbia.

US.131967368.05 6 “Environmental Indemnity Agreement” means collectively, the Environmental Indemnity Agreement dated as of the Closing Date among the Loan Parties and the Lender and any other Environmental Indemnity Agreement executed by any additional Borrower or Subsidiary Guarantor pursuant to Section 6.12(d) hereof. “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means, (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or any of its ERISA Affiliates

US.131967368.05 7 from any Plan or Multiemployer Plan; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition upon any Loan Party or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA. “Event of Default” has the meaning specified in Section 8.01. “Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), gross receipts, franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of the Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loan or the Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Commitment or (ii) the Lender changes its Lending Office, except in each such case to the extent that pursuant to Section 3.01, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “Fiscal Year” means the fiscal year of Lithia and its Subsidiaries, the last day of which is December 31. “Flood Hazard Property” means any real property with respect to which the Lender requests a flood hazard determination in its sole discretion and which is determined to be in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards. “Flood Requirements” means the following, with respect to any Flood Hazard Property, in each case in form and substance satisfactory to the Lender: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Lender (i) as to the fact that such real property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) such other flood hazard determination forms, notices and confirmations thereof as requested by

US.131967368.05 8 the Lender and naming the Lender as loss payee; and (c) property level information sufficient for the Lender to determine the adequacy of flood insurance. “Franchise Agreement” means any dealer franchise agreement, dealer agreement, dealer sales and service agreement or similar agreement. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantor Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit D, executed and delivered by a Subsidiary or any other Person to the Lender pursuant to Section 6.12. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement. “Indebtedness” means, without duplication, with respect to any Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations evidenced by bonds, notes, debentures, convertible debentures or other

US.131967368.05 9 similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default, acceleration, or termination are limited to repossession or sale of such property), (d) all obligations under letters of credit, bankers’ and trade acceptances, surety bonds and similar instruments, (e) all obligations under Hedge Agreements, (f) all Capitalized Lease Obligations and all obligations as lessee under Synthetic Leases, (g) all Contingent Obligations, and (h) all Indebtedness referred to in clause (a), (b), (c), (d), (e), (f), and (g) above secured by any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. For purposes of this definition, the Indebtedness of any Person shall include the indebtedness of any partnership in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person. In respect of Indebtedness described in clause (h) of the foregoing definition, if such Indebtedness shall not have been assumed by such Person or is limited in recourse to the assets securing such Lien, the amount of such Indebtedness as of any date of determination will be the lesser of(x) the fair market value of the subject property as of such date and (y) the amount of such Indebtedness as of such date. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnitees” has the meaning specified in Section 10.04(b). “Information” has the meaning specified in Section 10.07. “Initial Appraised Value” means, with respect to any Mortgaged Property, the appraised value of such Mortgaged Property as set forth in a FIRREA-conforming appraisal obtained by the Lender with respect to such Mortgaged Property prior to (and within 12 months of) the Closing Date, or if such Mortgaged Property is an Additional Mortgaged Property, a FIRREA-conforming appraisal obtained by the Lender with respect to such Additional Mortgaged Property immediately prior to (and within 12 months of) such Additional Mortgaged Property becoming a Mortgaged Property. “Interest Payment Date” means the first day of a calendar month, provided that if such day is not a Business Day, the respective Interest Payment Date shall be the next succeeding Business Day. “Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month. “Interest Rate” has the meaning set forth in Section 2.07(a). “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, any Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.

US.131967368.05 10 “Involuntary Disposition” means, with respect to any Collateral, any of the following: (a) any loss, destruction or damage of such Collateral or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral. “IP Rights” has the meaning specified in Section 5.17. “IRS” means the United States Internal Revenue Service. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of any Governmental Authority, in each case whether or not having the force of law. “Lease” means a lease or other agreement (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of one or more of the Mortgaged Properties, together with all amendments thereto and all restatements, supplements, and other modifications thereof. “Lender” has the meaning specified in the introductory paragraph hereto. “Lending Office” means, as to the Lender, the office or offices as the Lender may from time to time notify the Borrowers, which office may include any Affiliate of the Lender or any domestic or foreign branch of the Lender or such Affiliate. Unless the context otherwise requires each reference to the Lender shall include its applicable Lending Office. “Lien” means any mortgage, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). “Lithia” has the meaning specified in the introductory paragraph hereto. “Loan” means collectively, the loan advanced by the Lender to the Borrowers under Article II in the form of Advances. “Loan Documents” means, collectively, this Agreement, the Note, each Borrower Joinder Agreement, each Guarantor Joinder Agreement, each Security Instrument, the Subsidiary Guaranty, and each other document and agreement executed by any Loan Party in connection with the Loan. “Loan Parties” means, collectively, each Borrower and each Subsidiary Guarantor. “LRE” has the meaning specified in the introductory paragraph hereto.

US.131967368.05 11 “Material Adverse Effect” means (a) material adverse change in or material adverse effect upon the business, management, properties, condition (financial or otherwise), assets or operations of the Borrowers taken as a whole; or (b) a material adverse effect upon or material impairment in (i) the attachment, perfection, or priority of the security interests of the Lender in the Collateral or in the value of any material part of the Collateral; (ii) the ability of Lithia and its Subsidiaries taken as a whole to perform their obligations under this Agreement or any other Loan Document; or (iii) the legality, validity, binding effect or enforceability of or the rights and remedies available to the Lender under this Agreement or any other Loan Document. “Maturity Date” means April 12, 2023; provided that if any date determined to be a “Maturity Date” is not a Business Day, such Maturity Date shall be the next preceding Business Day. “Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the mortgages, deeds of trust, deeds and other similar security documents executed by a Borrower that purport to grant a Lien to the Lender (or a trustee for the benefit of the Lender) in any Mortgaged Properties, in form and substance satisfactory to the Lender. “Mortgaged Property” means the owned property of the Borrowers listed on Schedule 5.20(c), as supplemented from time to time in accordance with Section 2.12(b)(iii) following the addition of Additional Mortgaged Property and Section 2.13(b)(iii) following the release of Mortgaged Property, including all “Land” referred to in the Security Instruments with respect to such Mortgaged Property; provided that a Release Property shall no longer constitute a Mortgaged Property after giving effect to the Prepayment Release with respect to such Release Property in accordance with Section 2.13. “Mortgaged Property Support Documents” means with respect to the fee interest in any Mortgaged Property: (a) a fully executed and notarized Mortgage encumbering the fee interest of the applicable Borrower in such real property; (b) if requested by the Lender in its sole discretion, an as-built survey of the sites of such real property certified to the Lender and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Lender and such title insurance company, dated a date satisfactory to each of the Lender and such title insurance company by an independent professional licensed land surveyor, which surveys shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors, Inc. in 2016 with items 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11, 13, 14, 16,17, and 19 on Table A thereof completed; (c) ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Lender with respect to such real property, assuring the Lender that the Mortgage covering such real property creates a valid and enforceable first priority

US.131967368.05 12 mortgage lien on such real property, free and clear of all defects and encumbrances except Liens permitted under Section 7.01, which title insurance policies shall otherwise be in form and substance satisfactory to the Lender and shall include such endorsements as are requested by the Lender; (d) (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) and (ii) if such real property is a Flood Hazard Property, Flood Requirements; (e) if requested by the Lender, in such Person’s sole discretion, an environmental assessment report, as to such real property, in form and substance and from professional firms acceptable to the Lender; (f) if requested by the Lender in its sole discretion, evidence reasonably satisfactory to the Lender that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning Laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks); (g) copies of all Leases with respect to such real property and a fully executed and notarized subordination, non-disturbance and attornment agreement with respect to such real property and such Lease; and (h) if requested by the Lender in its sole discretion, an opinion of legal counsel to the applicable Borrower granting the Mortgage on such real property, addressed to the Lender, in form and substance reasonably acceptable to the Lender. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by any Borrower in respect of any Involuntary Disposition, net of (a) direct costs incurred in connection therewith, and (b) taxes paid or payable (or reasonably estimated to be payable) as a result thereof (provided that if such estimated taxes exceed the amount of actual taxes required to be paid, the amount of such excess shall constitute Net Cash Proceeds); it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by any Borrower in any Involuntary Disposition.

US.131967368.05 13 “Note” means the promissory note made by the Borrowers in favor of the Lender evidencing the Loan made by the Lender to the Borrowers. “Notice of Loan Prepayment” means a notice of prepayment with respect to the Loan, which shall be in the form as may be approved by the Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Lender). “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to the Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Documents). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Outstanding Amount” means on any date, the aggregate outstanding principal amount of the Loan after giving effect to any borrowings and prepayments or repayments of the Loan occurring on such date. “Participant” has the meaning specified in Section 10.06(b). “PBGC” means the Pension Benefit Guaranty Corporation.

US.131967368.05 14 “Pension Act” shall mean the Pension Protection Act of 2006. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Permitted Borrowing Base Real Estate Use” means, with respect to any property, that such property is used by a Subsidiary Guarantor as a motor vehicle dealership or as a facility for the sale, repair, service or storage of motor vehicles or motor vehicle parts or the provision of related goods or services. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (generally including a Pension Plan, but excluding a Multiemployer Plan and Multiple Employer Plan), maintained by any Borrower or, in the case of a Pension Plan, by an ERISA Affiliate, for employees of any Borrower or any ERISA Affiliate. “Prepayment Release” has the meaning specified in Section 2.13(a)(i). “Prime Rate” means, at any time, the per annum rate of interest announced by the Lender from time to time as its “prime rate” (it being acknowledged that such announced rate is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate and which may be predicated upon various borrower-specific factors, including the amount of borrower loans and borrower creditworthiness). The Prime Rate and its effective date will be announced on the Ally Dash website or a replacement source designated in a written communication by the Lender to Borrowers. “Principal” means Sidney B. DeBoer or Bryan DeBoer. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning specified in Section 10.22. “RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq.

US.131967368.05 15 “Recipient” means the Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder. “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrowers as prescribed in the Securities Laws. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, and representatives of such Person and of such Person’s Affiliates. “Release Price” means, with respect to any Mortgaged Property, an amount equal to (a) 85% of the Initial Appraised Value of such Mortgaged Property that is an active dealership and (b) 65% of the Initial Appraised Value of such Mortgaged Property that is anything other than an active dealership. “Release Property” has the meaning specified in Section 2.13(a)(i). “Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificate pursuant to Section 4.01, the secretary or assistant secretary of a Loan Party, and, solely for the purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Lender or any other officer of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Lender, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Lender, appropriate authorization documentation, in form and substance satisfactory to the Lender. “Revolving Administrative Agent” means, as applicable, U.S. Bank National Association (in its capacity as the administrative agent under the Revolving Credit Agreement or any successor administrative agent under the Revolving Credit Agreement) serving as the administrative and collateral agent on behalf of the lenders thereunder. “Revolving Advance Limit” means, as of any date of an Advance or other date of determination, calculated as of the most recent date for which a Revolving Borrowing Base Certificate has been delivered pursuant to the terms hereof, an amount equal to the lesser of (i) the Commitment and (ii) the Revolving Borrowing Base. “Revolving Borrowing Base” means as of any date of calculation, the lesser of (1) the Commitment and (2) (i) 85% of the appraised value of all of the Eligible Borrowing Base Real Estate (as reflected in the most recent FIRREA-conforming appraisal that the Lender has received with respect to such property) that are active dealerships or that directly support an active dealership as determined by the Lender in its sole discretion and (ii) 65% of the appraised value of all of the Eligible Borrowing Base Real Estate (as reflected in the most recent FIRREA- conforming appraisal that the Lender has received with respect to such property) that are not active

US.131967368.05 16 dealerships nor directly support an active dealership as determined by the Lender in its sole discretion; provided that if the most recent limited updated appraisal received by the Lender shows a lower value for any real estate than the value reflected in the most recent FIRREA-conforming appraisal thereof, then such lower value shall be deemed to be the value of such real estate. “Revolving Borrowing Base Certificate” means a certificate executed by a Responsible Officer of Lithia, substantially in the form of Exhibit E (or another form acceptable to the Lender) setting forth the calculation of the Revolving Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Lender. All calculations of the Revolving Borrowing Base in connection with the preparation of any Revolving Borrowing Base Certificate shall originally be made by Lithia and certified to the Lender; provided, that the Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement. “Revolving Credit Agreement” means that certain Third Amended and Restated Loan Agreement dated as of December 9, 2019 by and among Lithia, certain Subsidiaries of Lithia from time to time party thereto, the lenders party thereto and the Revolving Administrative Agent, and, for purposes of this Agreement or any other Loan Document, as amended and restated from time to time (it being acknowledged and agreed by all parties hereto that if the Revolving Credit Agreement is terminated during the term of this Agreement, the terms thereof incorporated in this Agreement and the other Loan Documents shall continue to be effective in this Agreement and the other Loan Documents to the same extent as immediately prior to such termination). “Sanction(s)” means any sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority. “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Borrower Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder. “Security Instruments” means, collectively or individually as the context may indicate, the Mortgages and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower or any other Loan Party, shall grant or convey to the Lender for the benefit of the Lender, a Lien in property as security for all or any portion of the Obligations. “Solvent” means, when used with respect to any Person, that at the time of determination:

US.131967368.05 17 (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and (b) it is then able and expects to be able to pay its debts as they mature; and (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted. “Specified Borrower Release” has the meaning specified in Section 2.13(a)(i). “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Borrower. “Subsidiary Guarantors” means each Subsidiary of any Borrower that is party to the Subsidiary Guaranty as a Subsidiary Guarantor or that, pursuant to Section 6.12, is required to become a Subsidiary Guarantor by execution and delivery of a Guarantor Joinder Agreement pursuant to Section 6.12. “Subsidiary Guaranty” means the Cross Default and Guarantee Agreement made by the Borrowers and Subsidiary Guarantors in favor of the Lender as supplemented from time to time by execution and delivery of a Guarantor Joinder Agreement pursuant to Section 6.12 and as otherwise supplemented, amended, or modified from time to time. “Supported QFC” has the meaning specified in Section 10.22. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

US.131967368.05 18 “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender). “Synthetic Lease” means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Threshold Amount” means $50,000,000. “Total Outstandings” means the aggregate Outstanding Amount of the Loan. “United States” and “U.S.” mean the United States of America. “U.S. Special Resolution Regimes” has the meaning specified in Section 10.22. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), provided that, any reference to a defined term in any such agreement, instrument or other document (including the Revolving Credit Agreement) which has been terminated shall have the meaning set forth in such document immediately prior to such termination, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to

US.131967368.05 19 any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, all calculations of financial covenants shall reflect the results of both continuing operations and discontinued operations of Lithia and its Subsidiaries, and in the event of any such discontinued operations, Lithia shall provide subtotals for each of “continuing operations”, “discontinued operations” and “consolidated operations”. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Lithia and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Lender shall so request, the Lender and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further that (A) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC

US.131967368.05 20 842 (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements and (B) all financial statements delivered to the Lender hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (A) above with such financial statements. (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Lithia and its Subsidiaries or to the determination of any amount for Lithia and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Lithia is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein. 1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable). 1.06 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and(b) any definition or reference to any applicable Law, including anti-corruption Laws, anti-money laundering Laws, the Bankruptcy Code of the United States of America, the Code, ERISA, the Securities Exchange Act of 1934, the Fair Labor Standards Act, the PATRIOT Act, the Uniform Commercial Code, the Investment Company Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable Law. 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. ARTICLE II THE COMMITMENT AND CREDIT EXTENSION

US.131967368.05 21 2.01 Revolving Loan. Subject to the terms and conditions set forth herein and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Lender agrees to make Advances to the Borrowers from time to time in Dollars on any Business Day during the Availability Period provided, that after giving effect to any requested Advance, (i) the Total Outstandings shall not exceed the Commitment, and (ii) the Total Outstandings shall not exceed the Revolving Advance Limit. Subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. 2.02 [Reserved] 2.03 Procedure for Advances. Borrower Representative shall give the Lender irrevocable Advance Request no later than 11:00 a.m. on the same Business Day as each requested Advance of the Loan. Such Advance Request shall specify the date of such Advance, which shall be a Business Day, and the amount of such Advance, which shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. An Advance Request received after 11:00 a.m. shall be deemed received on the next Busines Day. 2.04 Prepayments. (a) Optional. The Borrowers may, upon notice to the Lender pursuant to delivery to the Lender of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m. on the date of the prepayment; (ii) any prepayment of the Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that if a Notice of Loan Prepayment is given in connection with a proposed refinancing or repayment of the Loan and permanent reduction of the Commitment (in its entirety), payment of the amount specified in the notice may be given contingent on the consummation of such refinancing or repayment. (b) Mandatory. (i) The Borrowers shall prepay the Loan as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Borrower from all Involuntary Dispositions with respect to Collateral within five (5) Business Days of the date of receipt of such Net Cash Proceeds with respect to such Involuntary Disposition, to the extent that the aggregate amount of Net Cash Proceeds exceeds $3,000,000 during any Fiscal Year. Borrowers shall notify Lender of any Involuntary Disposition where the Net Cash Proceeds exceeds $1,000,000 and at such time as the aggregate amount of Net Cash Proceeds of all Involuntary Disposition exceeds $3,000,000 in any Fiscal Year.

US.131967368.05 22 (ii) If for any reason the Total Outstandings at any time exceed the Revolving Advance Limit then in effect, the Borrowers shall immediately prepay the Loan in an aggregate amount equal to such excess. (iii) All prepayments under this Section 2.04(b) shall be accompanied by interest on the principal amount prepaid through the date of prepayment. (c) Without Premium or Penalty. All prepayments under this Section 2.04 shall be without premium or penalty. 2.05 Permanent Reduction of the Commitment.. Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice from the Borrower Representative to the Lender, to permanently reduce, without premium or penalty, the Commitment at any time in an aggregate principal amount not less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof. Such notice shall be irrevocable, provided that if such notice is given in connection with a proposed refinancing or repayment of the Loan and permanent reduction of the Commitment (in its entirety), the notice may be given contingent on the consummation of such refinancing or repayment. 2.06 Repayment of Loan. The Borrowers shall pay to the Lender the outstanding principal amount of the Loan and all accrued but unpaid interest on the Maturity Date. 2.07 Interest. (a) Interest Rate. The Loan shall bear interest at a rate per annum equal to (i) the greater of (A) 3.00% or (B) the Prime Rate as of the first day of each calendar month of the applicable billing period; minus (ii) 25 basis points (the “Interest Rate”). (b) Accrual and Computation of Interest. Interest due and payable on the Loan: (i) Accrues from the date of each Advance up to, but excluding, the date of repayment of all Loan amounts; (ii) Will be computed as follows: (A) 360/360 method for each monthly payment where the interest period runs from the first day of the month through the last day of the month, specifically: [interest rate /12] x unpaid Principal balance (B) 365/365 method for each monthly payment where the interest period runs from a day other than the first day of the month through the last day of that month, or from any day of the month through any day of that month that is not the last day of that month ("Irregular Interest Period"), specifically:

US.131967368.05 23 [number of days in Irregular Interest Period / number of days in that month] x [interest rate /12] x unpaid principal balance; and (C) Interest due for any Irregular Interest Period that results from prepayment will be calculated in the manner described in Section 2.07(b)(ii)(B) above. (c) (i) If any amount of principal of the Loan or any portion thereof is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (ii) If any amount (other than principal of the Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iii) Upon the request of the Lender, while any Event of Default exists (other than as set forth in clauses (c)(i) and (c)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (d) Interest on the Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. (e) Interest as shown on the billing statement prepared by the Lender will be withdrawn by the Lender from the Borrowers’ pre-designated account on the due date designated in the billing statement or within five (5) calendar days after the due date (at the Lender’s discretion) provided that no Default shall be deemed in effect during such period solely based on such delay in withdrawal) via ACH transaction or other electronic means. The Borrowers will maintain sufficient funds in the account to cover the withdrawals for interest.

US.131967368.05 24 2.08 Fees. (a) Commitment Fees. The Borrowers shall pay to the Lender a commitment fee in the amount of $450,000 on the Closing Date and a commitment fee in the amount of $450,000 on April 12, 2022 (the “Commitment Fees”). (b) Usage Fee. The Borrowers shall pay to the Lender a fee, payable quarterly, in arrears, on a calendar year basis, in an amount equal to one quarter of one percent (0.25%) per annum of the difference between (i) the aggregate amount of the Commitment and (ii) the average outstanding principal balance of the Loan during such quarter, as determined by the Lender. Notwithstanding the foregoing, no such fee will be owed if the average balance outstanding for such quarter is equal to or exceeds $150,000,000. 2.09 Evidence of Debt. The Loan made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Advances made by the Lender to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. 2.10 Payments Generally. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to Lender at the Lending Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on such day for purposes of Section 8.01 but for all other purposes shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. 2.11 Security. (a) Security. As security for the full and timely payment and performance of all Obligations, each Borrower that is an owner of Mortgaged Property shall, at all times that it is an owner of Mortgaged Property, do or cause to be done all things reasonably necessary in the opinion of the Lender and its counsel to grant to the Lender a duly perfected security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder or under the other Loan Documents and with the priority identified in the Security Instruments. In addition, and without limiting the foregoing, each Borrower that is an owner of Mortgaged Property shall take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the Lender may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Section 2.11 and each of the Security Instruments.

US.131967368.05 25 (b) Further Assurances. At the request of the Lender from time to time, each Borrower that is an owner of Mortgaged Property shall execute, by its Responsible Officers, alone or with the Lender, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Lender reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Lender contemplated hereby and by the other Loan Documents. 2.12 Additional Mortgaged Properties. (a) Additional Mortgaged Properties. Following the Closing Date, any Borrower may propose to designate additional tracts of real property owned by it as Mortgaged Properties and, upon satisfaction of the Additional Mortgaged Property Requirements with respect thereto, such tracts shall become Mortgaged Properties (each an “Additional Mortgaged Property”). (b) Additional Mortgaged Property Requirements. The addition of any Additional Mortgaged Property shall be subject to the following conditions precedent (collectively, the “Additional Mortgaged Property Requirements”): (i) the Lender shall have received at least sixty (60) days prior written notice requesting the real property be added as an Additional Mortgaged Property; (ii) the Lender shall have received a FIRREA-conforming appraisal for such property of the current value of such property as of a date that is within 12 months before the date of the addition of such real property as an Additional Mortgaged Property, which appraisal shall be in form and substance reasonably acceptable to the Lender; (iii) the Lender shall have received (A) the Mortgaged Property Support Documents with respect to such proposed Additional Mortgaged Property and (B) an updated Schedule 5.20(c) that is true, correct and complete after giving effect to the addition of such Additional Mortgaged Property; (iv) the Lender shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Lender as an additional insured and mortgagee, as the case may be, on all such insurance policies maintained with respect to such proposed Additional Mortgaged Property and any new Loan Parties following the completion of the addition of such Additional Mortgaged Property as a Mortgaged Property; (v) unless waived by the Lender, the Borrowers shall have paid all expenses of the Lender in connection with the addition of such Additional Mortgaged Property, including (A) real property diligence related expenses, including appraisal and environmental assessment fees, and (B) fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the date

US.131967368.05 26 of the addition of such Additional Mortgaged Property, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings with respect to the addition of such Additional Mortgaged Property (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Lender); (vi) the Borrowers shall have paid to Lender a fee in the amount of $5,500 for each Mortgage executed by a Borrower in favor of Lender adding one or more Additional Mortgaged Properties, as determined by Lender in its sole but reasonable discretion; (vii) if the Person that owns such Additional Mortgaged Property is not a Borrower, or if the Person that leases or operates a vehicle dealership at such Additional Mortgaged Property is not a Guarantor, such Person shall have complied with the requirements of Section 6.12; and (viii) the Additional Mortgaged Property shall otherwise be reasonably acceptable to the Lender. (c) Flood Requirements. Notwithstanding anything to the contrary contained herein, if at any time Additional Mortgaged Property is to be pledged as a Mortgaged Property hereunder, the Lender shall not enter into, accept or record any Mortgage in respect of such Additional Mortgaged Property until flood insurance compliance has been completed by the Lender with respect to such Additional Mortgaged Property. 2.13 Release of Mortgaged Property and Specified Borrowers. (a) Release. (i) The Borrowers may obtain the release of one or more Mortgaged Properties during the term of this Agreement (each herein called a “Release Property”) by (A) paying the Lender a release fee in an amount equal to $2,000 for each Mortgage executed by a Borrower in favor of Lender that grants a security interest in the Mortgaged Property that is released, and (B) provided (1) the Total Outstandings do not exceed the Revolving Advance Limit after the release of the Released Property or (2) Borrowers make a prepayment of the Loan in the amount of the Release Price applicable to such Mortgaged Property, which prepayment shall be applied to the remaining principal balance of the Loan (each such release, a “Prepayment Release”). (ii) Any Borrower, other than Lithia, may obtain release of all of its Obligations under the Loan Documents during the term of this Agreement if as a result of one or more Prepayment Releases, such Borrower no longer owns any Mortgaged Property (each such release, a “Specified Borrower Release”). (b) Prepayment Release. Any Prepayment Release or Specified Borrower Release shall be subject to (i) receipt by the Lender of the Release Price, if required

US.131967368.05 27 pursuant to Section 2.13(a)(i), in immediately available funds, (ii) no Default or Event of Default shall exist, or would result from such Prepayment Release or Specified Borrower Release, and (iii) receipt of an updated Schedule 5.20(c) that is true, correct and complete after giving effect to the release of such Release Property. (c) Further Assurances. After giving effect to any Prepayment Release, the Lender agrees (at the expense of the Borrowers) to execute, as applicable, and deliver to the Borrowers (i) with respect to any Prepayment Release, any such mortgage releases and other similar discharge or release documents, as are reasonably requested and necessary to release, as of record, the security interests in favor of the Lender under the Loan Documents in the applicable Release Property and (ii) with respect to any Specified Borrower Release, any such release documents as are reasonably requested to evidence such release. ARTICLE III TAXES AND INCREASED COSTS 3.01 Taxes. (a) Payments Free of Taxes; Obligation to Withhold. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws require the deduction or withholding of any Tax from any such payment by the Lender or a Loan Party, then the Lender or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below. (ii) If any Loan Party or the Lender shall be required by the Code or other applicable Laws to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Lender shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Loan Party or the Lender shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code or other applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant

US.131967368.05 28 Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes. (c) Tax Indemnifications. (i) The Borrowers shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by the Lender shall be conclusive absent manifest error. (d) Evidence of Payments. Upon request by the Borrowers or the Lender, as the case may be, after any payment of Taxes by the Borrowers or by the Lender to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Lender or the Lender shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Lender, as the case may be. (e) Status of the Lender. (i) If the Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Borrower Representative, at the time or times reasonably requested by the Borrower Representative, such properly completed and executed documentation reasonably requested by the Borrower Representative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower Representative, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower Representative as will enable the Borrower Representative to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (f) Survival. Each party’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations. 3.02 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

US.131967368.05 29 (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender; or (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of the foregoing shall be to increase the cost to the Lender or other Recipient of making, continuing or maintaining the Loan or its Commitment, or to reduce the amount of any sum received or receivable by the Lender or other Recipient hereunder, the Borrowers will pay to the Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reductions suffered. (b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loan, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Representative shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

US.131967368.05 30 3.03 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Commitment, and repayment of all other Obligations hereunder. ARTICLE IV CONDITIONS PRECEDENT TO EFFECTIVENESS 4.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to satisfaction or waiver of the following conditions precedent: (a) The Lender’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender: (i) executed counterparts of (A) this Agreement, (B) the Subsidiary Guaranty, the Environmental Indemnity Agreement; (ii) the Note executed by the Borrowers in favor of the Lender; (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; (iv) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (v) a favorable opinion of counsel to the Loan Parties, addressed to the Lender in form and substance acceptable to the Lender; (vi) a certificate of a Responsible Officer of each of the Borrowers either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; (vii) a certificate signed by a Responsible Officer of each Borrower certifying that (A) the representations and warranties of the Borrower and each

US.131967368.05 31 other Loan Party contained in Article V or any other Loan Document are true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) no Default or Event of Default exists as of the Closing Date, and (C) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (viii) a certificate signed by the chief executive officer, chief financial officer, treasurer, chief accounting officer or other Responsible Officer of the Borrower Representative certifying that each Loan Party is Solvent, after giving effect to this Agreement and the other Loan Documents and the Indebtedness incurred pursuant hereto and thereto; (ix) (A) a duly completed preliminary Compliance Certificate as of the last day of the fiscal quarter of Lithia ended on December 31, 2020, signed by a Responsible Officer of the Borrower Representative and (B) a calculation of the Revolving Borrowing Base as of the Closing Date; (x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Lender as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Borrowers constituting part of the Collateral; (xi) Mortgaged Property Support Documents with respect to the Mortgaged Properties; (xii) executed counterparts of an environmental indemnity agreement in form and substance reasonably acceptable to the Lender, with respect to the Mortgaged Properties; (xiii) upon the reasonable request of the Lender, the Borrowers shall have provided to the Lender, and the Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party; (xiv) (A) the audited consolidated financial statements of Lithia and its subsidiaries for the fiscal year ended December 31, 2020, and (B) such other financial information as the Lender may reasonably request; and (xv) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

US.131967368.05 32 (b) Any upfront fees or other fees required to be paid to the Lender on or before the Closing Date pursuant to any Loan Document shall have been paid. (c) The Borrowers shall have paid all expenses of the Lender, including (i) real property diligence related expenses (excluding appraisal fees for the Mortgaged Properties located in Michigan), and (ii) the fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Lender). Without limiting the generality of the provisions of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 4.01, the Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Lender. 4.02 Conditions to all Advances. The obligation of the Lender to honor any request for an Advance is subject to the following conditions precedent: (a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, shall be true and correct on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01. (b) No Default or Event of Default shall exist, or would result from such proposed Advance or from the application of the proceeds thereof. (c) The Lender shall have received an Advance Request in accordance with the requirements hereof. Each Advance Request submitted by the Borrowers or Borrower Representative shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Advance. ARTICLE V REPRESENTATIONS AND WARRANTIES The Borrowers represent and warrant to the Lender that: 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the

US.131967368.05 33 Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all applicable Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person, except as could not reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable Law. 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document (other than (i) any such filings necessary or advisable to perfect in favor of the Lender the Liens on the Collateral and (ii) any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect), except as could not reasonably be expected to have a Material Adverse Effect. 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. 5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of Lithia and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

US.131967368.05 34 (b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (c) To the Borrowers’ best knowledge, no Internal Control Event, exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Lender, of (x) covenant compliance calculations provided hereunder or (y) the assets, liabilities, financial condition or results of operations of Lithia and its Subsidiaries on a consolidated basis. 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of their properties (including any Mortgaged Property) or revenues that could reasonably be expected to have a Material Adverse Effect. 5.07 No Default. No Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. 5.08 Ownership of Property. Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business (including, good record and marketable title in fee simple to the Mortgaged Properties), except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Collateral is subject to no Liens, other than Liens permitted by Section 7.01. 5.09 Environmental Compliance. (a) The Loan Parties conduct in the ordinary course of business a review of the effect of existing Environmental Laws and any material claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Each of the Mortgaged Properties and all operations at the Mortgaged Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Mortgaged Properties, and there are no conditions relating to the Mortgaged Properties that could give rise to any Environmental Liability, except, in each case, as could not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the best knowledge of the Loan Parties, threatened claims or proceedings under Environmental Laws, including any such claims for liabilities under CERCLA relating to the disposal of Hazardous Materials, against any Mortgaged Property, or against any Loan Party with respect to any Mortgaged

US.131967368.05 35 Property, except to the extent that the aggregate effect of all such claims and proceedings could not reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Mortgaged Property that, to the best knowledge of the Loan Parties, could reasonably be expected (i) to form the basis of any Environmental Liability against any Loan Party or any Mortgaged Property, or (ii) to cause any Mortgaged Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Mortgaged Property by the Loan Parties under any applicable Environmental Law, except to the extent that the aggregate effect of such facts, circumstances, conditions or occurrences could not reasonably be expected to have a Material Adverse Effect. Hazardous Materials have not been transported or disposed of from the Mortgaged Properties, or generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties or any other location, in each case by or on behalf the Loan Parties in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except as could not reasonably be expected to have a Material Adverse Effect. Hazardous Materials have not been released on or from any Mortgaged Property where such release, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect. 5.10 Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as (i) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Loan Party operates and (ii) satisfy the requirements of Section 6.07 and the Security Instruments. 5.11 Taxes. The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect. 5.12 ERISA Compliance. (a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) Each Plan, and to the knowledge of the Borrowers, each Multiemployer Plan and Multiple Employer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state Laws; (ii) each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code with respect to all plan document qualification requirements for which the applicable remedial amendment period has closed and that the trust related thereto has been determined to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service; and (iii) to the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

US.131967368.05 36 (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or to the knowledge of the Loan Parties, any Multiemployer Plan or Multiple Employer Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Loan Parties nor any ERISA Affiliate has engaged in any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, Multiemployer Plan or Multiple Employer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) Except as could not reasonably be expected to have a Material Adverse Effect: (i) No ERISA Event has occurred with respect to any Pension Plan, or to the knowledge of the Loan Parties, any Multiemployer Plan or Multiple Employer Plan, and neither the Loan Parties nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Loan Parties and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Loan Parties nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Loan Parties nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; and (v) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA. 5.13 Subsidiaries. As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Schedule 5.13, and, except as could not reasonably be expected to have a Material Adverse Effect, all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Loan Parties or their Subsidiaries in the amounts specified on Schedule 5.13. 5.14 Margin Regulations; Investment Borrower Act. (a) The Borrowers are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. (b) None of the Loan Parties or any Person Controlling any Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940. 5.15 Disclosure. The Borrowers have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of the Loan Parties are subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be

US.131967368.05 37 expected to result in a Material Adverse Effect. No material report, financial statement, certificate or other material information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. 5.16 Compliance with Laws. Each of the Loan Parties is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 5.17 Intellectual Property; Licenses, Etc. The Loan Parties own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary infringes upon any rights held by any other Person except as could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 5.18 Books and Records. Each of the Borrowers and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Borrowers or such Subsidiary, as the case may be. 5.19 [Reserved]. 5.20 Collateral; Mortgaged Properties; Leases. (a) The provisions of each of the Security Instruments are effective to create in favor of the Lender, a legal, valid and enforceable, perfected security interest (with the priority described therein) in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder. (b) Except as could not reasonably be expected to have a Material Adverse Effect, no Contractual Obligation to which any Loan Party is a party or by which the

US.131967368.05 38 property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents. (c) As of the Closing Date, Schedule 5.20(c) lists all of the Mortgaged Properties and all Leases with respect to the Mortgaged Properties, and identifies the applicable Loan Party that owns the fee interest in such Mortgaged Property and the Loan Party that is the tenant under the Lease with respect to such Mortgaged Property. (d) Each Mortgaged Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with any Mortgaged Property or any portion thereof. (e) Each Mortgaged Property is served by public or private utilities (including water and sewer systems) required and adequate for the current or contemplated use thereof. (f) Each Mortgaged Property complies in all material respects with the requirements and regulations of the ADA. At the Lender’s written request from time to time, the Borrowers shall provide the Lender with written evidence of such compliance satisfactory to the Lender. Subject to the terms of the applicable Lease and any obligations of the applicable tenant thereunder, the Borrowers shall be solely responsible for all such ADA costs of compliance and reporting. (g) (i) All existing Leases are in full force and effect and are enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies, (ii) no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, is continuing under any existing Lease, (iii) none of the landlord’s interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned, except pursuant to the Loan Documents, and (iv) no rent or other payment under any existing Lease has been paid by any tenant for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance). True, correct and complete copies of all existing Leases (to the extent written, or a written summary of the material terms thereof, to the extent oral) have been delivered to the Lender. (h) No Mortgaged Property is a Flood Hazard Property unless the Lender shall have received the following: (i) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Lender (A) as to the fact that such Mortgaged Property is a Flood Hazard Property, (B) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) such other flood hazard determination forms, notices and confirmations thereof as requested by the Lender and (ii) copies of insurance policies or certificates of insurance of

US.131967368.05 39 the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Lender and naming the Lender as loss payee. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full. 5.21 Solvency. Both before and after giving effect to the Loan and advances under the Loan, each Loan Party is Solvent. On the Closing Date, both before and after giving effect to the Loan hereunder, each Loan Party is Solvent. 5.22 Labor Matters. As of the Closing Date, to the Loan Parties’ knowledge, there are no material labor disputes to which any Loan Party is a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities. 5.23 OFAC. Neither the Borrowers, nor any of their Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Borrowers and their Subsidiaries, any employee, agent, affiliate or representative of the Borrowers or any of their Subsidiaries, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) located, organized or resident in a Designated Jurisdiction, or (iii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority. 5.24 Anti-Corruption Laws. The Borrowers and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 5.25 Taxpayer Identification Number. The Borrowers’ true and correct U.S. taxpayer identification numbers are set forth on Schedule 10.02. 5.26 Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. ARTICLE VI AFFIRMATIVE COVENANTS So long as the Lender shall have the Commitment hereunder, or any Loan or other Obligation hereunder (other than inchoate indemnification obligations) shall remain unpaid or unsatisfied, each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each other Loan Party to: 6.01 Financial Statements. Deliver to the Lender, in form and detail satisfactory to the Lender: (a) as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of Lithia, an audited consolidated and consolidating

US.131967368.05 40 balance sheet of Lithia and its Subsidiaries (including, for the avoidance of doubt, all Minority Dealer Subsidiaries (as such term is defined in the Revolving Credit Agreement)) as of the close of such Fiscal Year and (ii) audited consolidated and consolidating statements of income and audited consolidated statements of retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP consistently applied and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception (except relating to (i) the upcoming maturity of the Obligations or (ii) a potential failure to satisfy any financial covenant in any Loan Document in any future period) or any qualification as to the scope of such audit or with respect to accounting principles followed by Lithia or any of its Subsidiaries not in accordance with GAAP; and (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year of Lithia (commencing with the fiscal quarter ended March 31, 2021), an unaudited consolidated balance sheet of the Lithia and its Subsidiaries (including, for the avoidance of doubt, all Minority Dealer Subsidiaries) as of the close of such fiscal quarter and unaudited consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared Lithia in accordance with GAAP consistently applied and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer or another Responsible Officer of Lithia acceptable to the Lender as presenting fairly in all material respects the financial condition of Lithia and its Subsidiaries on a consolidated basis as of their respective dates and the results of operations of Lithia and its Subsidiaries for the respective periods then ended, subject to normal year-end audit adjustments and the absence of footnotes. 6.02 Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender: (a) Concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative, including the calculation of the financial covenants set forth in Section 7.11; (b) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership

US.131967368.05 41 Certification delivered to the Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification; (c) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrowers by independent accountants in connection with the accounts or books of any Borrower or any Subsidiary, or any audit of any of them; (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Lithia, and copies of all annual, regular, periodic and special reports and registration statements which Lithia may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto; (e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and (f) promptly, such additional information regarding the business, financial or corporate affairs of any Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Lithia posts such documents, or provides a link thereto on Lithia’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Lithia’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided that: (i) Lithia shall deliver paper copies of such documents to the Lender upon Lender’s request to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender and (ii) Lithia shall notify the Lender and (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents. The Lender shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Lithia with any such request for delivery, and the Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. 6.03 Notices. Promptly notify the Lender: (a) of the occurrence of any Event of Default; (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, to the extent so expected, any (i) breach or non-

US.131967368.05 42 performance of, or any default under, a Contractual Obligation of the Loan Parties; (ii) any notice or correspondence from or on behalf of the applicable franchisor, distributor or manufacturer, to the Loan Parties alleging that any such event has occurred with respect to any Franchise Agreement, (iii) any dispute, litigation, investigation, proceeding or suspension between the Loan Parties and any Governmental Authority; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting the Loan Parties, including pursuant to any applicable Environmental Laws; (c) of the occurrence of any ERISA Event with respect to a Pension Plan, and subject to notification to the Borrowers, with respect to a Multiemployer Plan or Multiple Employer Plan; (d) of any material change in accounting policies or financial reporting practices by the Borrowers or any Subsidiary; (e) the Registered Public Accounting Firm’s determination or any Borrower’s determination at any time of the occurrence or existence of any Internal Control Event; and (f) of one or more of the following environmental matters: (i) any notice of any material claim under Environmental Laws relating to any Mortgaged Property; (ii) any condition or occurrence on or arising from any Mortgaged Property that (x) results in noncompliance in any material respect by any Borrower with any applicable Environmental Law or (y) could reasonably be expected to form the basis of a material claim under Environmental Laws against a Loan Party or any such Mortgaged Property; (iii) any condition or occurrence on any Mortgaged Property that could reasonably be expected to cause such Mortgaged Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Loan Parties under any Environmental Law; and (iv) any material removal or remedial actions to be taken in response to the actual or alleged presence or release of any Hazardous Material on any Mortgaged Property as required by any Environmental Law or any Governmental Authority. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Parties; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except Liens not prohibited under Section 7.01, and except to the extent such claims are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Parties; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

US.131967368.05 43 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. 6.06 Maintenance of Properties; Repairs. (a) Maintain, preserve and protect the Mortgaged Properties and all of its other material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities. 6.07 Maintenance of Insurance. (a) (i) Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (ii) maintain general public liability insurance at all times with financially sound and reputable insurance companies, against liability on account of damage to persons and property; and (iii) maintain insurance to the extent required under all applicable workers’ compensation laws and against loss by reason of business interruption with such insurance policies to be in form reasonably satisfactory to the Lender. Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Lender not less than thirty (30) days’ (or ten (10) days’ in the case of termination for non-payment) prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof, each such policy of liability insurance shall list the Lender as an additional insured, and each such policy of casualty insurance with respect to the Mortgaged Properties shall list the Lender as lenders loss payable and mortgagee in accordance with Schedule 6.07 and, in each case, in form and substance satisfactory to the Lender. (b) Without limitation of the foregoing, the Loan Parties shall keep each of the Mortgaged Properties insured during the term of this Agreement, for the mutual benefit of the Loan Parties and the Lender, against fire and such other hazards that would be covered by an insurance policy issued on a Special Form Cause of Loss (“All Risk”) basis (“Casualty Policy”), in accordance with the insurance requirements set forth on Schedule 6.07. (c) Any insurance proceeds paid in connection with damage to any Mortgaged Property that exceed, in the aggregate with respect to any damage to any Mortgaged Property, $1,000,000 will be paid to the Lender and applied in the following manner:

US.131967368.05 44 (i) first, to the costs and expenses, including attorney’s fees related to the insured loss; and (ii) then, at the Lender’s sole, absolute discretion, to one or more of the following: (A) To restore or repair the Mortgaged Property adversely impacted by the insured loss; (B) To reduce the outstanding balance of the Loan or any Obligation; (C) If no Default has occurred or is imminent and the damage to the Mortgaged Property is not deemed a total loss by such Borrower’s insurance carrier, the Lender may provide the insurance proceeds to Borrowers for restoration or repair of the Mortgaged Property adversely impacted by the insured loss. (d) With respect to any check or instrument representing the insurance proceeds described in clause (c) above: (i) If made payable jointly to Borrowers and the Lender, then Borrowers immediately will endorse it to the Lender and provide it to the Lender for handling in accordance with subparagraph 6.07(c); and (ii) If made payable to Borrowers only, Borrowers immediately will endorse it to the Lender for handling in accordance with subparagraph 6.07(c) above. (e) The Loan Parties shall (i) maintain fully paid flood hazard insurance on all Flood Hazard Properties constituting Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Lender, (ii) furnish to the Lender evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Lender prompt written notice of any redesignation of any Mortgaged Property into or out of a special flood hazard area. 6.08 Compliance with Laws and Contractual Obligations. (a) Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. (b) Without limitation the generality of the foregoing, of any of the provisions hereof, the Loan Parties: (i) shall comply with, and maintain all Mortgaged Properties in

US.131967368.05 45 compliance in all material respects with, all applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all material governmental approvals required for its operations at or on the Mortgaged Properties by any applicable Environmental Laws; (iii) shall cure as soon as reasonably practicable any material violation of applicable Environmental Laws with respect to the Mortgaged Properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of the Mortgaged Properties, any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any Mortgaged Property except in the ordinary course of its business and in compliance in all material respects with all Environmental Laws. 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct and in conformity with GAAP (consistently applied) in all material respects shall be made of all financial transactions and matters involving the assets and business of the Borrowers and their Subsidiaries, as the case may be. 6.10 Inspection Rights; Environmental Reports. (a) Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided, however, that when an Event of Default exists the Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice. After the occurrence and during the continuation of an Event of Default, the Lender may obtain, at the cost of the Borrowers, a re-appraisal of any Mortgaged Property and the Loan Parties shall fully cooperate with the Lender and the appraiser in obtaining the necessary information to prepare such re- appraisal. (b) At the written request of the Lender from time to time, provide to the Lender within one hundred (100) days (or such longer period as the Lender permits in its sole discretion) after such request, at the expense of the Borrowers, an environmental site assessment report for any Mortgaged Property at which the Lender reasonably believes that a material violation of Environmental Laws has occurred, prepared by an environmental consulting firm acceptable to the Lender, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such Mortgaged Property. Without limiting the generality of the foregoing, if the Lender determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Lender may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and the Borrowers hereby grant at the time of such request to the Lender, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject

US.131967368.05 46 to the rights of tenant, to enter onto their respective Mortgaged Properties to undertake such an assessment. 6.11 Condemnation. Borrowers will give the Lender written notice of any proceeding regarding any temporary or permanent taking of any or all of the Mortgaged Property by exercise of the right of eminent domain, inverse condemnation, or similar injury or damage to, or decrease in value of, the Mortgaged Property, including severance and change in the grade of any streets (“Condemnation Proceeding”), and (a) Borrowers will promptly deliver to the Lender copies of all documents such Borrower delivers to or receives from any Governmental Authority relating to the Condemnation Proceeding; (b) Borrowers will file, defend, and/or prosecute its claim in the Condemnation Proceeding, including the interest of Trustee of any Security Instrument or the Lender, as applicable, with due diligence to final conclusion; (c) In its sole, absolute discretion, the Lender may participate in the Condemnation Proceeding and be represented by counsel of its choice, and Borrowers will provide such documents and information to the Lender to permit full participation in the Condemnation Proceeding; (d) Any condemnation award or other proceeds from the Condemnation Proceeding ("Condemnation Award") will be paid to the Lender and applied in the following order: (i) First to the Lender’s costs and expenses incurred in connection with the Condemnation Proceeding, including without limitation, attorney fees; and (ii) Then at the Lender’s sole, absolute discretion: (A) To reduce the outstanding balance of the Loan or any other Obligation; (B) To restore or repair the Mortgaged Property and/or Collateral adversely impacted by the Condemnation Proceeding; or (C) If no Default has occurred or is imminent, the Lender will deliver the Condemnation Award to Borrowers for restoration or repair of the Mortgaged Property or improvements adversely impacted by the Condemnation Proceeding; and (e) With respect to any check or instrument representing the condemnation proceeds: (i) If made payable jointly to Borrowers and the Lender, then Borrowers immediately will endorse it to the Lender and provide it to the Lender for handling in accordance with subparagraph 6.11(d) above; and

US.131967368.05 47 (ii) If made payable to Borrowers only, the Borrowers immediately will endorse it to the Lender and provide to the Lender for handling in accordance with subparagraph 6.11(d). 6.12 Additional Subsidiaries. Cause each Subsidiary of any Borrower that (x) owns any fee interest in a Mortgaged Property to become a Borrower or (y) leases or operates a vehicle dealership at or otherwise leases all or any portion of any Mortgaged Property to become a Subsidiary Guarantor, in each case, as applicable, by promptly delivering to the Lender: (a) A Borrower Joinder Agreement or Guarantor Joinder Agreement, as applicable, duly executed by such Subsidiary, with all schedules and information thereto appropriately completed; (b) In the case of any such Subsidiary becoming a Borrower, a Note in favor of Lender, duly executed by such Subsidiary; (c) unless the Lender expressly waives such requirement, an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Borrower Joinder Agreements and Guarantor Joinder Agreements (and other Loan Documents) provided for in this Section 6.12 and addressed to the Lender, in form and substance acceptable to the Lender; (d) the documents described in Sections 4.01(a)(iii), (iv), (vii), (xii) and (xiii) with respect to such Subsidiary; and (e) evidence satisfactory to the Lender that all taxes, filing fees, recording fees and other related transaction costs have been paid; provided that the Lender shall not enter into or accept any joinder of a Subsidiary pursuant to this Section 6.12 until the Lender shall have completed its applicable diligence under “know your customer” and anti-money- laundering rules and regulations, including, without limitation, the Patriot Act, and the Beneficial Ownership Regulation. 6.13 Further Assurances. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, to protect the Liens granted in this Agreement or the Loan Documents to which any Loan Party is a party and against the rights or interests of third Persons, including without limitation, if requested by the Lender in its reasonable judgment or pursuant to its regulatory practice, flood hazard certifications and, if any applicable real property or contents are in a Flood Hazard Property, Flood Requirements, and the Borrowers will pay all reasonable costs connected with any of the foregoing. 6.14 Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

US.131967368.05 48 6.15 Leases. The Loan Parties shall comply in all material respects with each Lease. The Loan Parties shall not amend or change, or allow to be amended or changed any Lease to reduce rent thereunder or in any other manner materially adverse to the rights of the Lender without the written consent of the Lender; provided that, at all times, each tenant under each Lease shall be a Loan Party. No Loan Party shall enter into any new Lease (other than a Lease on substantially the same form as the majority of the Leases then-existing or a lease of no more than ten percent (10%) of the total square feet of a Mortgaged Property), or terminate or accept the termination of any Lease, without in each case obtaining the prior written consent of the Lender. Notwithstanding the foregoing, the Loan Parties may terminate any Lease that is solely among Loan Parties in connection with the sale of all or substantially all of the assets of any Subsidiary Guarantor that, after such sale, will cease operating at the business location covered by such Lease. 6.16 Compliance with Beneficial Ownership Regulation. Each Loan Party shall, and the Borrowers shall cause each Subsidiary that is a Loan Party to: (a) notify the Lender of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, any Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (b) promptly upon the reasonable request of the Lender, provide the Lender any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation. ARTICLE VII NEGATIVE COVENANTS So long as the Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than inchoate indemnification obligations) shall remain unpaid or unsatisfied, the Loan Parties shall not: 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of the Collateral, other than the following: (a) Liens pursuant to any Loan Document; (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (c) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person; and

US.131967368.05 49 (e) other Liens securing obligations in an amount at any time outstanding not exceeding $5,000,000; provided that such Liens are released within 30 days after Lender provides written demand to Borrower therefor. 7.02 Reserved. 7.03 Reserved. 7.04 Mergers, etc. Wind up, liquidate, or dissolve, merge into or consolidate with any other Person, permit any other Person to merge into or consolidate with it, or convey, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions, including as a result of a division or by virtue of a sale and leaseback) all or substantially all of its assets, except: (a) Any Loan Party (other than Lithia) may wind up, liquidate or dissolve if all of such Loan Party’s Collateral will be distributed to a Borrower; (b) Any Borrower may merge with any other Person (including any Subsidiary Guarantor), provided that a Borrower is the surviving entity (and, if Lithia is a party to such merger, only if Lithia is the surviving entity); (c) Any Subsidiary Guarantor may merge with any other Subsidiary Guarantor; and (d) Any Borrower (other than Lithia) may transfer all or substantially all of its assets to another Borrower; and (e) Any Subsidiary Guarantor merge with any other Person, and may sell all or substantially all of its assets, in connection with any sale of its business; provided, that with respect to all Collateral held by any Borrower that is party to a transaction described in clauses (a), (b), (c), (d) or (e) of this Section, Lender shall continue to have a perfected security interest in such Collateral after the completion of such transaction, subject to no Liens other than Liens permitted hereby. 7.05 Dispositions of Collateral. Make any Disposition of Collateral, except: (a) Dispositions solely among Borrowers; (b) Leases of Collateral to Subsidiary Guarantors, and leases of immaterial portions of the Collateral to other Persons, in each case in the ordinary course of business; and (c) Dispositions of Release Property upon or after satisfaction of the conditions for the release thereof required under Section 2.13. 7.06 Reserved.

US.131967368.05 50 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto. 7.08 Reserved. 7.09 Reserved. 7.10 Use of Proceeds. Use the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. 7.11 Financial Covenants. Fail to be in compliance with the financial covenants set forth in the Revolving Credit Agreement. 7.12 Reserved. 7.13 Reserved. 7.14 Sanctions. Directly or indirectly, use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender or otherwise) of Sanctions. 7.15 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Advance for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or, to the extent applicable to the Loan Parties, the UK Bribery Act of 2010, and other similar anti- corruption legislation in other jurisdictions. ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.01 Events of Default. Any of the following shall constitute an Event of Default (each an “Event of Default”): (a) Non-Payment. The Borrowers or any other Loan Party fail to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or (b) Specific Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02(a), (b), (c) or (d), 6.03,

US.131967368.05 51 6.05, 6.07 (with respect to the maintenance of casualty insurance with respect to any Mortgaged Property); 6.10 or 6.11 or Article VII; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, shall be incorrect or misleading in any material respect when made or deemed made; or (e) Cross-Default. (i) Any Loan Party defaults in the payment or performance of any material provisions of any agreement or condition relating to any Indebtedness of such Loan Party (except as described in the following clause (ii)) in an aggregate amount outstanding for such Indebtedness for all Loan Parties that is in excess of the Threshold Amount, and the period of grace, if any, to cure such default shall have passed, and the default constitutes nonpayment or any event or condition, the effect of which is to cause or permit the holder of such Indebtedness to cause the Indebtedness to become due prior to its maturity date; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by any Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or (f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

US.131967368.05 52 (h) Judgments. There is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (in each case, in excess of any amount covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) ERISA. Any ERISA Event occurs that, together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; or (j) Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument subject only to those Liens permitted by Section 7.01; or (iii) any Loan Party contests in any manner the validity or enforceability of any Loan Document; or (iv) any Loan Party denies that it has any or further liability or obligations under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or (k) Change of Control. There occurs any Change in Control; (l) Default under Revolving Credit Agreement. The occurrence of a Default or Event of Default under the Revolving Credit Agreement. (m) Uninsured Casualty. An uninsured casualty with respect to the Mortgaged Properties in excess of the Threshold Amount; or (n) Material Adverse Change. The occurrence of a material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrowers, which is reasonably likely to impair the ability of the Borrowers to perform their obligations under this Agreement. 8.02 Remedies Upon an Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions: (i) declare the Commitment to be terminated, whereupon the Commitment shall be terminated; (ii) declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment,

US.131967368.05 53 demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and (iii) exercise on behalf of itself all rights and remedies available to it under the Loan Documents; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the Commitment shall automatically terminate, the unpaid principal amount of the Loan and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Lender. 8.03 Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loan has automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Lender in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) other than principal and interest payable to the Lender in its capacity as such; Second, to payment of that portion of the Obligations constituting interest on the Loan and other Obligations; Third, to payment of that portion of the Obligations constituting unpaid principal of the Loan; Fourth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Lender on such date; and Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law. ARTICLE IX ACKNOWLEDGEMENTS AND WAIVERS 9.01 Acknowledgements and Waivers. Each Borrower hereby irrevocably and unconditionally agrees that nothing contained herein, in the Subsidiary Guaranty or in any other Loan Document shall prevent Lender from suing on the Note or from exercising any rights available under any of the Loan Documents and that the exercise of any of such rights against a Subsidiary Guarantor shall not constitute a legal or equitable discharge of any Borrower. Without limiting the generality of the foregoing, each Borrower hereby expressly waives, to the fullest extent permitted by law, any and all rights, benefits and defenses that it may have under law or at equity, including the right to require Lender to (a) proceed against a Subsidiary Guarantor, (b) proceed against or exhaust any security or collateral Lender may hold in connection with the Subsidiary Guaranty, or (c) pursue any other right or remedy for the benefit of Borrowers. Further, notwithstanding any foreclosure of the lien of any Mortgage or security agreement with respect to any or all real or personal property secured thereby, whether by the exercise of the power of sale

US.131967368.05 54 contained therein, by an action for judicial or non-judicial foreclosure, or by an acceptance of a deed in lieu of foreclosure, and notwithstanding enforcement of the liability of any Subsidiary Guarantor or other action taken by Lender in connection therewith, each Borrower shall remain bound under this Agreement and the Note and fully liable for the Loan and each Borrower hereby irrevocably and unconditionally waives any right to claim to the contrary. Each Borrower, to the fullest extent permitted by law, waives all rights to interpose any setoffs of any nature in any action or proceeding instituted by Lender with respect to this Agreement, the collateral therefor, or any matter arising therefrom or relating thereto and the posting of any bond which may otherwise be required, and waives any and all benefits of cross-demands. Each Borrower waives, to the fullest extent permitted by law, presentment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind (including notice of the acceptance by Lender of this Agreement, notice of the existence, creation, non-payment, or non-performance of any or all Obligations), excepting only notices specifically provided for in this Agreement. Each Borrower waives any and all present and future rights (a) to participate in the rights and remedies of Lender against any Subsidiary Guarantor, the Collateral or any other Person or any of their respective assets, (b) to require marshaling of assets or to require realization on the Collateral or any portion thereof, or in any particular order, priority or timing and (c) any right to designate the portion of the Obligations that are to be satisfied as a result of a partial payment thereof, whether by Borrowers pursuant to this Agreement or otherwise by any Subsidiary Guarantor or any other party. ARTICLE X MISCELLANEOUS 10.01 Amendments, Etc.. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Lender (such acknowledgement not to be unreasonably withheld or delayed), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. 10.02 Notices; Effectiveness; Electronic Communication. (a) Notices; Effectiveness; Electronic Communications. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02.

US.131967368.05 55 Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). (b) Change of Address, Etc. Each of the Borrowers and the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. (c) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic notices), purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording. 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of- pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and shall pay all fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of any Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan. The Borrowers shall also pay for (or reimburse the Lender for any costs of) any real estate appraisals, limited updated appraisals, and environmental reports, and any review of such appraisals, limited updated appraisals, and environmental reports by the Lender’s internal or external consultants relating to the

US.131967368.05 56 Mortgaged Properties, in each case to the extent any such appraisal, limited updated appraisal, or environmental report is required to be delivered to (or received by) the Lender pursuant to the terms of the Agreement, or is otherwise delivered or requested by any Borrower or any Subsidiary. (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Lender, and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Lender (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the

US.131967368.05 57 proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct. (d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor. (e) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(c) shall survive the termination of the obligation of Lender to make Advances and the repayment, satisfaction or discharge of all the other Obligations. 10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. 10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and Lender may not assign or otherwise transfer any of its rights or obligations hereunder except by way of participation in accordance with the provisions of Section 10.06(b) or by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(c) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (b) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Participations. The Lender may at any time, without the consent of, or notice to, the Borrowers, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or

US.131967368.05 58 obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (a) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.02, with respect to any participation, than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Lender shall, acting solely for this purpose as non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and .stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that the Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (c) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto. (d) Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in

US.131967368.05 59 any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart. 10.07 Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required by any regulatory authority purporting to have jurisdiction over the Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or its Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Lender may disclose the existence of this Agreement and information contained in this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitment. For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Lender acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed

US.131967368.05 60 compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. 10.08 [Reserved]. 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document. 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Advance, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in

US.131967368.05 61 any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to the Lender shall be limited by Debtor Relief Laws, as determined in good faith by the Lender, then such provisions shall be deemed to be in effect only to the extent not so limited. 10.13 Borrower Representative. The Borrower Representative is hereby appointed by each of the Borrowers as its contractual representative hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower, and the Borrower Representative agrees to act as such contractual representative. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to Lender the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers. Lender, and its officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this appointment under this Agreement. 10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MICHIGAN. (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN SITTING IN WAYNE COUNTY AND OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MICHIGAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MICHIGAN STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN

US.131967368.05 62 ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 10.16 USA PATRIOT Act Notice. The Lender that is subject to the Act (as hereinafter defined) and the Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the Lender to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a

US.131967368.05 63 request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti- money laundering rules and regulations, including the Act. 10.17 MIRE Events. Any increase, extension or renewal of the credit facility evidenced by this Agreement shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to the Lender. 10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between any Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, (B) any Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) any Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) the Lender has no obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to any Borrower or its Affiliates. To the fullest extent permitted by law, any Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 10.19 [Reserved]. 10.20 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it. 10.21 [Reserved].

US.131967368.05 64 10.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Michigan and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW.]

Schedule 4.01

Good Standing Jurisdictions and Foreign Qualifications

Loan Party	State of Organization	Foreign Qualifications
Lithia Motors, Inc.	OR	CA, WV
Lithia Real Estate, Inc.	OR	AK, CA, IA, ID, MI, MT, NV, NM, ND, NY, WA, WV, WY, TX
Ann Arbor-B, LLC	MI	N/A
Ann Arbor-CC, LLC	MI	N/A
Ann Arbor-CJD, LLC	MI	N/A
Ann Arbor-M, LLC	MI	N/A
Clinton-C, LLC	MI	N/A
Farmington Hills Imports, LLC	MI	N/A
Farmington Hills-CJD, LLC	MI	N/A
Farmington Hills-H, LLC	MI	N/A
Farmington Hills-N, LLC	MI	N/A
Farmington Hills-T, LLC	MI	N/A
Ferndale-BG, LLC	MI	N/A
Ferndale Collision, LLC	MI	N/A
Ferndale-F, LLC	MI	N/A
FH Collision, LLC	MI	N/A
Garden City-CJD, LLC	MI	N/A
Novi-I, LLC	MI	N/A
Plymouth-C, LLC	MI	N/A
Sterling Heights-F, LLC	MI	N/A
Troy Exotics, LLC	MI	N/A
Troy-BG, LLC	MI	N/A
Troy-C, LLC	MI	N/A
Troy Collision, LLC	MI	N/A
Troy-CJD, LLC	MI	N/A
Troy-H, LLC	MI	N/A
Troy-I, LLC	MI	N/A
Troy-JLR, LLC	MI	N/A
Troy-M, LLC	MI	N/A
Troy-N, LLC	MI	N/A
Troy-S, LLC	MI	N/A
Troy-T, LLC	MI	N/A
Troy-V, LLC	MI	N/A
Troy-VW, LLC	MI	N/A
Waterford-F, LLC	MI	N/A

Schedule 4.01

110372338.7 0063724-00137

Schedule 5.13

Subsidiaries

Loan Party	Subsidiary	Owned Equity Interests
Lithia Motors, Inc.	Lithia Real Estate, Inc.	100%
Lithia Motors, Inc.	Lithia Michigan Holding, Inc.	100%
Lithia Real Estate, Inc.	RFA Holdings, Inc.	100%
Lithia Real Estate, Inc.	Lithia Northwest Real Estate, Inc.	100%
Lithia Motors, Inc.	797 Valley Street LLC	100%
Lithia Motors, Inc.	Ann Arbor-B, LLC	100%
Lithia Motors, Inc.	Ann Arbor-CC, LLC	100%
Lithia Motors, Inc.	Ann Arbor-CJD, LLC	100%
Lithia Motors, Inc.	Ann Arbor-M, LLC	100%
Lithia Motors, Inc.	Austin-H, Inc.	100%
Lithia Motors, Inc.	Avondale-N, Inc.	100%
Lithia Motors, Inc.	Baierl Auto Parts, LLC (formerly known as Baierl Auto Parts, Inc.)	100%
Lithia Motors, Inc.	Baierl Automotive Corporation	100%
Lithia Motors, Inc.	Baierl Chevrolet, Inc.	100%
Lithia Motors, Inc.	Baierl Holding, LLC (formerly known as Baierl Holding Corporation)	100%
Lithia Motors, Inc.	Bend-CDJR, LLC	100%
Lithia Motors, Inc.	Bend-N, LLC	100%
Lithia Motors, Inc.	Cadillac of Portland Lloyd Center, LLC	100%
Lithia Motors, Inc.	Camp Automotive, Inc.	100%
Lithia Motors, Inc.	Carbone Auto Body, LLC	100%
Lithia Motors, Inc.	Centennial-Hy, LLC	100%
Lithia Motors, Inc.	Clear Lake-I, Inc.	100%
Lithia Motors, Inc.	Clinton-C, LLC	100%
Lithia Motors, Inc.	Cranberry Automotive, Inc.	100%
Lithia Motors, Inc.	Dah Chong Hong CA Trading LLC	100%
Lithia Motors, Inc.	Dah Chong Hong Trading Corporation	100%
Lithia Motors, Inc.	Dallas Collision, Inc.	100%
Lithia Motors, Inc.	Dallas-H, Inc.	100%
Lithia Motors, Inc.	Dallas-T, Inc.	100%
Lithia Motors, Inc.	Daron Motors LLC	100%
Lithia Motors, Inc.	DCH (Oxnard) Inc.	100%
Lithia Motors, Inc.	DCH Auto Group (USA) Inc.	100%
Lithia Motors, Inc.	DCH Bloomfield LLC	100%
Lithia Motors, Inc.	DCH CA LLC	100%
Lithia Motors, Inc.	DCH Calabasas-A, LLC (fka DCH Woodland Hills-A, LLC)	100%
Lithia Motors, Inc.	DCH California Investments LLC	100%
Lithia Motors, Inc.	DCH California Motors Inc.	100%
Lithia Motors, Inc.	DCH Del Norte, Inc.	100%
Lithia Motors, Inc.	DCH DMS NJ, LLC	100%
Lithia Motors, Inc.	DCH Essex Inc. (fka DCH-Millburn Inc.)	100%

Schedule 5.13

110372338.7 0063724-00137

Lithia Motors, Inc.	DCH Financial NJ, LLC	100%
Lithia Motors, Inc.	DCH Freehold LLC	100%
Lithia Motors, Inc.	DCH Holdings LLC	100%
Lithia Motors, Inc.	DCH Investments Inc. (New Jersey)	100%
Lithia Motors, Inc.	DCH Investments Inc. (New York)	100%
Lithia Motors, Inc.	DCH Korean Imports LLC	100%
Lithia Motors, Inc.	DCH Mamaroneck LLC	100%
Lithia Motors, Inc.	DCH Mission Valley LLC	100%
Lithia Motors, Inc.	DCH Monmouth LLC	100%
Lithia Motors, Inc.	DCH Montclair LLC	100%
Lithia Motors, Inc.	DCH Motors LLC	100%
Lithia Motors, Inc.	DCH Nanuet LLC	100%
Lithia Motors, Inc.	DCH North America Inc.	100%
Lithia Motors, Inc.	DCH NY Motors LLC	100%
Lithia Motors, Inc.	DCH Oxnard 1521 Imports Inc.	100%
Lithia Motors, Inc.	DCH Riverside-S, Inc.	100%
Lithia Motors, Inc.	DCH Simi Valley Inc.	100%
Lithia Motors, Inc.	DCH Support Services, LLC	100%
Lithia Motors, Inc.	DCH Temecula Imports LLC	100%
Lithia Motors, Inc.	DCH Temecula Motors LLC	100%
Lithia Motors, Inc.	DCH Thousand Oaks-F, Inc.	100%
Lithia Motors, Inc.	DCH TL Holdings LLC	100%
Lithia Motors, Inc.	DCH TL NY Holdings LLC	100%
Lithia Motors, Inc.	DCH Torrance Imports Inc.	100%
Lithia Motors, Inc.	Driveway Finance Corporation (formerly known as Southern Cascades Finance Corporation)	100%
Lithia Motors, Inc.	Driveway Motors, LLC (formerly known as Driveway, LLC)	100%
Lithia Motors, Inc.	Farmington Hills Imports, LLC	100%
Lithia Motors, Inc.	Farmington Hills-CJD, LLC	100%
Lithia Motors, Inc.	Farmington Hills-H, LLC	100%
Lithia Motors, Inc.	Farmington Hills-N, LLC	100%
Lithia Motors, Inc.	Farmington Hills-T, LLC	100%
Lithia Motors, Inc.	Ferndale Collision, LLC	100%
Lithia Motors, Inc.	Ferndale-BG, LLC	100%
Lithia Motors, Inc.	Ferndale-F, LLC	100%
Lithia Motors, Inc.	FH Collision, LLC	100%
Lithia Motors, Inc.	Florida SS, LLC	100%
Lithia Motors, Inc.	Freehold Nissan LLC	100%
Lithia Motors, Inc.	Fuse Auto Sales, LLC	100%
Lithia Motors, Inc.	Garden City-CJD, LLC	100%
Lithia Motors, Inc.	Greencars, Inc.	100%
Lithia Motors, Inc.	Houston-A, Inc.	100%
Lithia Motors, Inc.	Houston-H, Inc.	100%
Lithia Motors, Inc.	Houston-I, Inc.	100%
Lithia Motors, Inc.	Hutchins Eugene Nissan, Inc.	100%
Lithia Motors, Inc.	Hutchins Imported Motors, Inc.	100%
Lithia Motors, Inc.	Katy-H, Inc.	100%
Lithia Motors, Inc.	Knoxville-CJD, LLC	100%
Lithia Motors, Inc.	LA Motors Holding, LLC	100%
Lithia Motors, Inc.	LAD Advertising, Inc.	100%
Lithia Motors, Inc.	LAD Carson-N, LLC	100%

Schedule 5.13-2

110372338.7 0063724-00137

Lithia Motors, Inc.	LAD Mission Viejo-JLR, Inc.	100%
Lithia Motors, Inc.	LAD Mobu, Inc.	100%
Lithia Motors, Inc.	LAD-AU, LLC	100%
Lithia Motors, Inc.	LAD-MB, LLC	100%
Lithia Motors, Inc.	LAD-N, LLC	100%
Lithia Motors, Inc.	LAD-P, LLC	100%
Lithia Motors, Inc.	LAD-T, LLC	100%
Lithia Motors, Inc.	LAD-V, LLC	100%
Lithia Motors, Inc.	Las Vegas-G, LLC	100%
Lithia Motors, Inc.	Las Vegas-Hy, LLC	100%
Lithia Motors, Inc.	Latham Ford-F, LLC	100%
Lithia Motors, Inc.	LBMP, LLC	100%
Lithia Motors, Inc.	League City-H, Inc.	100%
Lithia Motors, Inc.	LFKF, LLC	100%
Lithia Motors, Inc.	LGPAC, Inc.	100%
Lithia Motors, Inc.	Lithia AcDM, Inc.	100%
Lithia Motors, Inc.	Lithia Aircraft, Inc.	100%
Lithia Motors, Inc.	Lithia Anchorage-C, LLC	100%
Lithia Motors, Inc.	Lithia Anchorage-H, LLC	100%
Lithia Motors, Inc.	Lithia Armory Garage, LLC	100%
Lithia Motors, Inc.	Lithia Auction & Recon, LLC	100%
Lithia Motors, Inc.	Lithia Auto Services, Inc.	100%
Lithia Motors, Inc.	Lithia BA Holding, Inc.	100%
Lithia Motors, Inc.	Lithia Baierl-S, LLC	100%
Lithia Motors, Inc.	Lithia BNM, Inc.* (non-operating)	100%
Lithia Motors, Inc.	Lithia Bryan Texas, Inc.	100%
Lithia Motors, Inc.	Lithia Buffalo-A, LLC	100%
Lithia Motors, Inc.	Lithia CCTF, Inc.	100%
Lithia Motors, Inc.	Lithia CDH, Inc.	100%
Lithia Motors, Inc.	Lithia CIMR, Inc. (formerly Lithia MB, Inc.)	100%
Lithia Motors, Inc.	Lithia CJDO, Inc.	100%
Lithia Motors, Inc.	Lithia CJDSA, Inc.	100%
Lithia Motors, Inc.	Lithia CJDSF, Inc.	100%
Lithia Motors, Inc.	Lithia CM, Inc.	100%
Lithia Motors, Inc.	Lithia CO, Inc.	100%
Lithia Motors, Inc.	Lithia Community Development Company, Inc.	100%
Lithia Motors, Inc.	Lithia Crater Lake-F, Inc.	100%
Lithia Motors, Inc.	Lithia Crater Lake-M, Inc.	100%
Lithia Motors, Inc.	Lithia CSA, Inc.	100%
Lithia Motors, Inc.	Lithia DE, Inc.	100%
Lithia Motors, Inc.	Lithia Des Moines-VW, LLC	100%
Lithia Motors, Inc.	Lithia DM, Inc.	100%
Lithia Motors, Inc.	Lithia DMID, Inc.	100%
Lithia Motors, Inc.	Lithia Dodge of Tri-Cities, Inc.	100%
Lithia Motors, Inc.	Lithia Eatontown-F, LLC	100%
Lithia Motors, Inc.	Lithia Financial Corporation (previously Lithia Leasing, Inc. and Lithia Credit, Inc.)	100%
Lithia Motors, Inc.	Lithia FLCC, LLC	100%
Lithia Motors, Inc.	Lithia Florida Holding, Inc.	100%
Lithia Motors, Inc.	Lithia FMF, Inc.	100%

Schedule 5.13-3

110372338.7 0063724-00137

Lithia Motors, Inc.	Lithia Ford of Boise, Inc.	100%
Lithia Motors, Inc.	Lithia Fresno, Inc. (fka Lithia of Concord, Inc. and Lithia of Redding, Inc.)	100%
Lithia Motors, Inc.	Lithia Hamilton-H, LLC	100%
Lithia Motors, Inc.	Lithia Hazleton-H, LLC	100%
Lithia Motors, Inc.	Lithia HDM, Inc.	100%
Lithia Motors, Inc.	Lithia HGF, Inc.	100%
Lithia Motors, Inc.	Lithia HMID, Inc.	100%
Lithia Motors, Inc.	Lithia HPI, Inc.* (non-operating)	100%
Lithia Motors, Inc.	Lithia Idaho Falls-F, Inc.	100%
Lithia Motors, Inc.	Lithia Imports of Anchorage, Inc. (formerly Lithia Nissan of Anchorage, Inc.)	100%
Lithia Motors, Inc.	Lithia JEF, Inc.	100%
Lithia Motors, Inc.	Lithia Klamath, Inc.	100%
Lithia Motors, Inc.	Lithia Klamath-T, Inc.	100%
Lithia Motors, Inc.	Lithia LBGGF, Inc.	100%
Lithia Motors, Inc.	Lithia LHGF, Inc.	100%
Lithia Motors, Inc.	Lithia LSGF, Inc.	100%
Lithia Motors, Inc.	Lithia MBDM, Inc.	100%
Lithia Motors, Inc.	Lithia McMurray-C, LLC	100%
Lithia Motors, Inc.	Lithia Medford HON, Inc.	100%
Lithia Motors, Inc.	Lithia Middletown-L, LLC	100%
Lithia Motors, Inc.	Lithia MMF, Inc.	100%
Lithia Motors, Inc.	Lithia Monroeville-A, LLC	100%
Lithia Motors, Inc.	Lithia Monroeville-C, LLC	100%
Lithia Motors, Inc.	Lithia Monroeville-F, LLC	100%
Lithia Motors, Inc.	Lithia Moon-S, LLC	100%
Lithia Motors, Inc.	Lithia Moon-V, LLC	100%
Lithia Motors, Inc.	Lithia Morgantown-CJD, LLC	100%
Lithia Motors, Inc.	Lithia Morgantown-F, LLC	100%
Lithia Motors, Inc.	Lithia Morgantown-S, LLC	100%
Lithia Motors, Inc.	Lithia Motors Support Services, Inc.	100%
Lithia Motors, Inc.	Lithia MTLM, Inc.	100%
Lithia Motors, Inc.	Lithia NA, Inc.	100%
Lithia Motors, Inc.	Lithia NC, Inc.	100%
Lithia Motors, Inc.	Lithia ND Acquisition Corp. #1	100%
Lithia Motors, Inc.	Lithia ND Acquisition Corp. #3	100%
Lithia Motors, Inc.	Lithia ND Acquisition Corp. #4	100%
Lithia Motors, Inc.	Lithia NDM, Inc.	100%
Lithia Motors, Inc.	Lithia NF, Inc.	100%
Lithia Motors, Inc.	Lithia Northeast Real Estate, LLC	100%
Lithia Motors, Inc.	Lithia NSA, Inc.	100%
Lithia Motors, Inc.	Lithia of Anchorage, Inc.	100%
Lithia Motors, Inc.	Lithia of Bend #1, LLC	100%
Lithia Motors, Inc.	Lithia of Bend #2, LLC	100%
Lithia Motors, Inc.	Lithia of Bennington - 1, LLC	100%
Lithia Motors, Inc.	Lithia of Bennington - 2, LLC	100%
Lithia Motors, Inc.	Lithia of Bennington - 3, LLC	100%
Lithia Motors, Inc.	Lithia of Bennington - 4, LLC	100%
Lithia Motors, Inc.	Lithia of Billings II LLC	100%

Schedule 5.13-4

110372338.7 0063724-00137

Lithia Motors, Inc.	Lithia of Billings, Inc.	100%
Lithia Motors, Inc.	Lithia of Casper, LLC	100%
Lithia Motors, Inc.	Lithia of Clear Lake, LLC	100%
Lithia Motors, Inc.	Lithia of Corpus Christi, Inc.	100%
Lithia Motors, Inc.	Lithia of Des Moines, Inc. (fka Lithia of Cedar Rapids, Inc.)	100%
Lithia Motors, Inc.	Lithia of Eureka, Inc.	100%
Lithia Motors, Inc.	Lithia of Fairbanks, Inc. (fka Tip Top Chevrolet, Inc.)	100%
Lithia Motors, Inc.	Lithia of Great Falls, Inc.	100%
Lithia Motors, Inc.	Lithia of Helena, Inc.	100%
Lithia Motors, Inc.	Lithia of Honolulu-A, Inc.	100%
Lithia Motors, Inc.	Lithia of Honolulu-BGMCC, LLC	100%
Lithia Motors, Inc.	Lithia of Honolulu-F, LLC	100%
Lithia Motors, Inc.	Lithia of Honolulu-V, LLC	100%
Lithia Motors, Inc.	Lithia of Killeen, LLC	100%
Lithia Motors, Inc.	Lithia of Lodi, Inc.	100%
Lithia Motors, Inc.	Lithia of Maui-H, LLC	100%
Lithia Motors, Inc.	Lithia of Missoula II, LLC	100%
Lithia Motors, Inc.	Lithia of Missoula III, Inc.	100%
Lithia Motors, Inc.	Lithia of Missoula, Inc.	100%
Lithia Motors, Inc.	Lithia of Pocatello, Inc.	100%
Lithia Motors, Inc.	Lithia of Portland I, LLC (formerly Lithia of Portland I, Inc.)	100%
Lithia Motors, Inc.	Lithia of Portland, LLC	100%
Lithia Motors, Inc.	Lithia of Robstown, LLC	100%
Lithia Motors, Inc.	Lithia of Roseburg, Inc.	100%
Lithia Motors, Inc.	Lithia of Santa Rosa, Inc. (fka Lithia of San Jose, Inc.)	100%
Lithia Motors, Inc.	Lithia of Seattle, Inc.	100%
Lithia Motors, Inc.	Lithia of South Central AK, Inc.	100%
Lithia Motors, Inc.	Lithia of Spokane II, Inc.	100%
Lithia Motors, Inc.	Lithia of Spokane, Inc.	100%
Lithia Motors, Inc.	Lithia of Stockton, Inc.	100%
Lithia Motors, Inc.	Lithia of Stockton-V, Inc.	100%
Lithia Motors, Inc.	Lithia of TF, Inc.	100%
Lithia Motors, Inc.	Lithia of Troy, LLC	100%
Lithia Motors, Inc.	Lithia of Utica - 1, LLC	100%
Lithia Motors, Inc.	Lithia of Utica - 2, LLC	100%
Lithia Motors, Inc.	Lithia of Utica - 3, LLC	100%
Lithia Motors, Inc.	Lithia of Utica - 4, LLC	100%
Lithia Motors, Inc.	Lithia of Walnut Creek, Inc.	100%
Lithia Motors, Inc.	Lithia of Wasilla, LLC	100%
Lithia Motors, Inc.	Lithia of Yorkville - 1, LLC	100%
Lithia Motors, Inc.	Lithia of Yorkville - 2, LLC	100%
Lithia Motors, Inc.	Lithia of Yorkville - 3, LLC	100%
Lithia Motors, Inc.	Lithia of Yorkville - 4, LLC	100%
Lithia Motors, Inc.	Lithia of Yorkville - 5, LLC	100%
Lithia Motors, Inc.	Lithia Orchard Park-H, LLC	100%
Lithia Motors, Inc.	Lithia Paramus-M, LLC	100%
Lithia Motors, Inc.	Lithia Pittsburgh-S, LLC	100%
Lithia Motors, Inc.	Lithia Ramsey-B, LLC	100%

Schedule 5.13-5

110372338.7 0063724-00137

Lithia Motors, Inc.	Lithia Ramsey-L, LLC	100%
Lithia Motors, Inc.	Lithia Ramsey-M, LLC	100%
Lithia Motors, Inc.	Lithia Ramsey-T, LLC	100%
Lithia Motors, Inc.	Lithia Reno Sub-HYUN, Inc. (formerly Reno Auto Sales, Inc.)	100%
Lithia Motors, Inc.	Lithia Reno-CJ, LLC	100%
Lithia Motors, Inc.	Lithia Reno-VW, LLC	100%
Lithia Motors, Inc.	Lithia Rose-FT, Inc. (Formerly known as Parkway Holdings, Inc.)	100%
Lithia Motors, Inc.	Lithia Salmir, Inc.	100%
Lithia Motors, Inc.	Lithia Sea P, Inc.	100%
Lithia Motors, Inc.	Lithia Seaside, Inc. (fka Lithia CA Acquisition Corp 2, Inc.)	100%
Lithia Motors, Inc.	Lithia SOC, Inc.	100%
Lithia Motors, Inc.	Lithia Spokane-B, LLC	100%
Lithia Motors, Inc.	Lithia Spokane-S, LLC	100%
Lithia Motors, Inc.	Lithia SSP, LLC	100%
Lithia Motors, Inc.	Lithia TA, Inc.	100%
Lithia Motors, Inc.	Lithia Tennessee Holding, Inc.	100%
Lithia Motors, Inc.	Lithia TO, Inc.	100%
Lithia Motors, Inc.	Lithia TR, Inc.	100%
Lithia Motors, Inc.	Lithia Uniontown-C, LLC	100%
Lithia Motors, Inc.	Lithia VA Real Estate, LLC	100%
Lithia Motors, Inc.	Lithia VAuDM, Inc.	100%
Lithia Motors, Inc.	Lithia VF, Inc.	100%
Lithia Motors, Inc.	Lithia Virginia Holding, Inc.	100%
Lithia Motors, Inc.	Lithia Wexford-H, LLC	100%
Lithia Motors, Inc.	LLL Sales Co LLC	100%
Lithia Motors, Inc.	LMBB, LLC (fka LMIP, LLC)	100%
Lithia Motors, Inc.	LMBP, LLC	100%
Lithia Motors, Inc.	LMOP, LLC	100%
Lithia Motors, Inc.	Los Angeles-M, Inc.	100%
Lithia Motors, Inc.	LSTAR, LLC	100%
Lithia Motors, Inc.	Medford Insurance, LLC	100%
Lithia Motors, Inc.	Milford DCH, Inc.	100%
Lithia Motors, Inc.	Mission Hills-H, Inc.	100%
Lithia Motors, Inc.	New Port Richey-H, LLC (formerly known as Tamarac-CJD, LLC)	100%
Lithia Motors, Inc.	New Port Richey-V, LLC	100%
Lithia Motors, Inc.	Northland Ford Inc.	100%
Lithia Motors, Inc.	Novi-I, LLC	100%
Lithia Motors, Inc.	Orlando-JLR, LLC	100%
Lithia Motors, Inc.	PA Real Estate, LLC	100%
Lithia Motors, Inc.	PA Support Services, LLC	100%
Lithia Motors, Inc.	Paramus Collision, LLC	100%
Lithia Motors, Inc.	Paramus World Motors LLC	100%
Lithia Motors, Inc.	Personalized Marketing, LLC	100%
Lithia Motors, Inc.	Phoenix-T, Inc.	100%
Lithia Motors, Inc.	Plymouth-C, LLC	100%
Lithia Motors, Inc.	Ramsey HoldingCo, Inc.	100%
Lithia Motors, Inc.	Redwood-Hy, LLC	100%
Lithia Motors, Inc.	Rockwall-H, Inc.	100%

Schedule 5.13-6

110372338.7 0063724-00137

Lithia Motors, Inc.	Sacramento-L, Inc.	100%
Lithia Motors, Inc.	Salem-B, LLC	100%
Lithia Motors, Inc.	Salem-H, LLC	100%
Lithia Motors, Inc.	Salem-V, LLC	100%
Lithia Motors, Inc.	San Francisco-B, Inc.	100%
Lithia Motors, Inc.	Sanford-CJD, LLC	100%
Lithia Motors, Inc.	SCFC Business Services LLC	100%
Lithia Motors, Inc.	Sharlene Realty LLC	100%
Lithia Motors, Inc.	Sherman Oaks-A, Inc.	100%
Lithia Motors, Inc.	Sherman Oaks-Ac, Inc.	100%
Lithia Motors, Inc.	Sherman Oaks-B, Inc.	100%
Lithia Motors, Inc.	Shift Portland, LLC	100%
Lithia Motors, Inc.	Sterling Heights-F, LLC	100%
Lithia Motors, Inc.	Sterling-BM, LLC	100%
Lithia Motors, Inc.	Sterling-RLM, LLC	100%
Lithia Motors, Inc.	Suburban Auto Agency, LLC	100%
Lithia Motors, Inc.	Tampa-H, LLC	100%
Lithia Motors, Inc.	Thousand Oaks-S, Inc.	100%
Lithia Motors, Inc.	TN Real Estate, LLC	100%
Lithia Motors, Inc.	Troy Collision, LLC	100%
Lithia Motors, Inc.	Troy Exotics, LLC	100%
Lithia Motors, Inc.	Troy-A, LLC	100%
Lithia Motors, Inc.	Troy-BG, LLC	100%
Lithia Motors, Inc.	Troy-C, LLC	100%
Lithia Motors, Inc.	Troy-CJD, LLC	100%
Lithia Motors, Inc.	Troy-H, LLC	100%
Lithia Motors, Inc.	Troy-I, LLC	100%
Lithia Motors, Inc.	Troy-JLR, LLC	100%
Lithia Motors, Inc.	Troy-M, LLC	100%
Lithia Motors, Inc.	Troy-N, LLC	100%
Lithia Motors, Inc.	Troy-S, LLC	100%
Lithia Motors, Inc.	Troy-T, LLC	100%
Lithia Motors, Inc.	Troy-V, LLC	100%
Lithia Motors, Inc.	Troy-VW, LLC	100%
Lithia Motors, Inc.	Tustin Motors Inc.	100%
Lithia Motors, Inc.	Union-H, LLC	100%
Lithia Motors, Inc.	Urbandale-S, LLC.	100%
Lithia Motors, Inc.	Valencia-A, Inc.	100%
Lithia Motors, Inc.	Van Nuys-C, Inc.	100%
Lithia Motors, Inc.	Van Nuys-H, Inc.	100%
Lithia Motors, Inc.	Van Nuys-L, Inc.	100%
Lithia Motors, Inc.	Van Nuys-T, Inc.	100%
Lithia Motors, Inc.	Waterford-F, LLC	100%
Lithia Motors, Inc.	Wesley Chapel-C, LLC (formerly known as Fort Pierce-CJD, LLC)	100%
Lithia Motors, Inc.	Wesley Chapel-H, LLC	100%
Lithia Motors, Inc.	Wesley Chapel-Hy, LLC (formerly known as Palm Beach-CJD, LLC)	100%
Lithia Motors, Inc.	Wesley Chapel-M, LLC (formerly known as Margate-CJD, LLC)	100%
Lithia Motors, Inc.	Wesley Chapel-T, LLC	100%
Lithia Motors, Inc.	Zelienople Real Estate I, L.P.	100%
Lithia Motors, Inc.	Zelienople Real Estate, L.L.C.	100%
Lithia Motors, Inc.	Lithia of Abilene, LLC	49%

Schedule 5.13-7

110372338.7 0063724-00137

Schedule 5.20(c)

Mortgaged Properties

Properties	Owner	Site Operated By/ Tenant	Lease
35080 Grand River Ave., Farmington Hills, MI (Suburban Grand River Property 6, LLC- 61)	Lithia Real Estate, Inc.	Farmington Hills-H, LLC	Suburban Honda - Internal Facility Lease
37175 Grand River Ave., Farmington Hills, MI (Suburban Grand River Property 5, LLC- 60)	Lithia Real Estate, Inc.	Farmington Hills Imports, LLC and Farmington Hills-N, LLC	Farmington Hills Imports, LLC - Internal Facility Lease
38123 W. 10 Mile Road, Farmington Hills, MI (Suburban Grand River Property 2, LLC- 59)	Lithia Real Estate, Inc.	Farmington Hills-CJD, LLC	Farmington Hills-CJD, LLC - Internal Facility Lease
32000 Ford Road, Garden City, MI (Suburban Ford Road 2, LLC- 58)	Lithia Real Estate, Inc.	None (land for future development)	N/A
4061, 4101 and 4105 Jackson Road, Ann Arbor, MI (Suburban Jackson 3, LLC- 57)	Lithia Real Estate, Inc.	None (land for future development)	N/A
34600 Grand River Ave., Farmington Hills, MI (Suburban Grand River Property, LLC- 56)	Lithia Real Estate, Inc.	FH Collision, LLC	FH Collision, LLC - Internal Facility Lease
32701 Industrial, Garden City, MI and 32850 Ford Road, Garden City, MI (Suburban Ford Road, LLC- 52)	Lithia Real Estate, Inc.	Garden City - CJD, LLC	Garden City-CJD, LLC - Internal Facility Lease
3900 Jackson Road, Ann Arbor, MI (Suburban Jackson, LLC- 66)	Lithia Real Estate, Inc.	Ann Arbor-CJD, LLC	Ann Arbor-CJD, LLC - Internal Facility Lease
40333 Van Dyke Ave and 7500 Suburban Drive, Sterling Heights, MI (Suburban County Lane, LLC- 65)	Lithia Real Estate, Inc.	Sterling Heights-F, LLC	Sterling Heights-F, LLC - Internal Facility Lease
37911 and 37901 Grand River Ave., Farmington Hills, MI (Suburban Grand River Property 4, LLC- 64)	Lithia Real Estate, Inc.	Farmington Hills Imports, LLC and Farmington Hills-N, LLC	Farmington Hills Imports, LLC - Internal Facility Lease
25000 Haggerty Rd., Farmington Hills, MI (Suburban Haggarty Property, LLC- 63)	Lithia Real Estate, Inc.	Farmington Hills-T, LLC	Farmington Hills-T, LLC - Internal Facility Lease
25100 Haggerty Rd., Farmington Hills, MI (Suburban Haggarty Property, LLC- 63)	Lithia Real Estate, Inc.	Farmington Hills-H, LLC	Suburban Honda - Internal Facility Lease

Schedule 5.20(c)

110372338.7 0063724-00137

Properties	Owner	Site Operated By/ Tenant	Lease
1000 and 1070 W. US Hwy 12, Clinton, MI (Suburban US 12, LLC-67)	Lithia Real Estate, Inc.	Clinton-C, LLC	Clinton-C, LLC - Internal Facility Lease
1800 Maplelawn Dr., Troy, MI (Suburban Maplelawn 7, LLC-77)	Lithia Real Estate, Inc.	Troy-M, LLC, Troy-N, LLC, Troy-S, LLC, Troy-VW, LLC	Suburban Imports of Troy - Internal Facility Lease
1810 Maplelawn Dr., Troy, MI (Suburban Maplelawn 7, LLC-77)	Lithia Real Estate, Inc.	Troy-C, LLC	Troy-C, LLC - Internal Facility Lease
24295 Haggerty Rd., Novi, MI (Suburban Haggerty Property 5, LLC- 76)	Lithia Real Estate, Inc.	Waterford-F, LLC	Waterford-F, LLC - Internal Facility Lease
6975 Highland Rd., Waterford, MI (Suburban Highland Road, LLC- 75)	Lithia Real Estate, Inc.	Waterford-F, LLC	Waterford-F, LLC - Internal Facility Lease
1785 and 1795 Maplelawn Dr., Troy, MI (Suburban Maplelawn 3, LLC-74)	Lithia Real Estate, Inc.	Troy-V, LLC	Troy-V, LLC - Internal Facility Lease
2100 W. Maple Rd., Troy, MI (Suburban Maple, LLC- 73)	Lithia Real Estate, Inc.	Troy-T, LLC	Troy-T, LLC - Internal Facility Lease
25070 Regency Drive, Novi, MI (Suburban Haggerty Property 2, LLC- 72)	Lithia Real Estate, Inc.	Farmington Hills-T, LLC	Farmington Hills-T, LLC - Internal Facility Lease
40552 Van Dyke Ave, Sterling Heights, MI (Suburban Van Dyke Property, LLC- 69)	Lithia Real Estate, Inc.	Sterling Heights-F, LLC	Sterling Heights-F, LLC - Internal Facility Lease
40580 Van Dyke Ave, Sterling Heights, MI (Suburban Van Dyke, LLC-68)	Lithia Real Estate, Inc.	Sterling Heights-F, LLC	Sterling Heights-F, LLC - Internal Facility Lease
41111 Van Dyke Ave, Sterling Heights, MI	Lithia Real Estate, Inc.	Sterling Heights-F, LLC	Sterling Heights-F, LLC - Internal Facility Lease
1760 Maplelawn Dr., Troy, MI (Suburban Maplelawn, LLC-78)	Lithia Real Estate, Inc.	Troy-CJD, LLC	Troy-CJD, LLC - Internal Facility Lease
1850 W. Maple Rd., Troy, MI (Suburban Maple 2, LLC- 83)	Lithia Real Estate, Inc.	Troy-BG, LLC	Troy-BG, LLC - Internal Facility Lease
1770 Maplelawn Dr., Troy, MI (Suburban Maplelawn 6, LLC-79)	Lithia Real Estate, Inc.	Troy-CJD, LLC	Troy-CJD, LLC - Internal Facility Lease
1821 Maplelawn Dr., Troy, MI (Suburban Property 2, LLC-80)	Lithia Real Estate, Inc.	Troy-M, LLC, Troy-N, LLC, Troy-S, LLC, Troy-VW, LLC	Suburban Imports of Troy - Internal Facility Lease
1767 Maplelawn Dr., Troy, MI (Suburban Maplelawn 8, LLC-81)	Lithia Real Estate, Inc.	Troy Exotics, LLC	Troy Exotics, LLC - Internal Facility Lease
1755 Maplelawn Dr., Troy, MI (Suburban Maplelawn 4, LLC-88)	Lithia Real Estate, Inc.	Troy Exotics, LLC	Troy Exotics, LLC - Internal Facility Lease

Schedule 5.20(c)

110372338.7 0063724-00137

Properties	Owner	Site Operated By/ Tenant	Lease
1759 Maplelawn Dr., Troy, MI (Suburban Maplelawn 4, LLC-88)	Lithia Real Estate, Inc.	Troy Collision, LLC	Troy Collision, LLC - Internal Facility Lease
24315 Haggerty Rd., Novi, MI (Suburban Haggerty Property 4, LLC- 84)	Lithia Real Estate, Inc.	Farmington Hills Imports, LLC and Farmington Hills-N, LLC	Farmington Hills Imports, LLC - Internal Facility Lease - Shared Facility
24355 Haggerty Rd., Novi, MI (Suburban Haggerty Property 4, LLC- 84)	Lithia Real Estate, Inc.	Novi-I, LLC	Novi-I, LLC - Internal Facility Lease
1520 Temple City Dr., Troy, MI (Suburban Temple City, LLC-85)	Lithia Real Estate, Inc.	Troy Collision, LLC	Troy Collision, LLC - Internal Facility Lease
1790 Maplelawn Dr., Troy, MI (Suburban Maplelawn 2, LLC-86)	Lithia Real Estate, Inc.	Troy-CJD, LLC	Troy-CJD, LLC - Internal Facility Lease
1794 Maplelawn Dr., Troy, MI (Suburban Maplelawn 2, LLC-86)	Lithia Real Estate, Inc.	Troy-M, LLC, Troy-N, LLC, Troy-S, LLC, Troy-VW, LLC	Suburban Imports of Troy - Internal Facility Lease
1804 Maplelawn Dr., Troy, MI (Suburban Maplelawn 2, LLC-86)	Lithia Real Estate, Inc.	Troy-M, LLC, Troy-N, LLC, Troy-S, LLC, Troy-VW, LLC	Suburban Imports of Troy - Internal Facility Lease
1814 Maplelawn Dr., Troy, MI (Suburban Maplelawn 5, LLC-87)	Lithia Real Estate, Inc.	Troy-H, LLC	Troy-H, LLC - Internal Facility Lease
1816 and 1820 Maplelawn Dr., Troy, MI (Suburban Maplelawn 5, LLC-87)	Lithia Real Estate, Inc.	Troy-I, LLC	Troy-I, LLC - Internal Facility Lease
21800 and 21720 Woodward Ave., 162 Wordsworth (Suburban Woodward, LLC-89)	Lithia Real Estate, Inc.	Ferndale - BG, LLC	Ferndale-BG, LLC - Internal Facility Lease
630 Hilton Road, Ferndale, MI (Suburban Woodward, LLC-89)	Lithia Real Estate, Inc.	Ferndale-F, LLC	Ferndale-F, LLC - Internal Facility Lease
21500, 21656, and 21600 Woodward Ave., Ferndale, MI (Suburban Woodward 2, LLC-92)	Lithia Real Estate, Inc.	Ferndale-F, LLC	Ferndale-F, LLC - Internal Facility Lease
216 and 206 Silman St., Ferndale, MI (Suburban Woodward 2, LLC-92)	Lithia Real Estate, Inc.	Ferndale-F, LLC	Ferndale-F, LLC - Internal Facility Lease
141 Jewell St., and 211 and 221 Silman St., Ferndale, MI (Suburban Woodward 2, LLC-92)	Lithia Real Estate, Inc.	Ferndale-F, LLC	Ferndale-F, LLC - Internal Facility Lease
1100 E. Saratoga Street, and 1503 Farrow St., Ferndale, MI (Suburban Woodward 2, LLC-92)	Lithia Real Estate, Inc.	Ferndale Collision, LLC	Ferndale Collision, LLC - Internal Facility Lease

Schedule 5.20(c)

110372338.7 0063724-00137

Schedule 5.20(c) 110372338.7 0063724-00137 Properties Owner Site Operated By/ Tenant Lease 21477 Woodward Ave., Ferndale, MI (Suburban Woodward 2, LLC- 92) Lithia Real Estate, Inc. Ferndale-F, LLC Ferndale-F, LLC - Internal Facility Lease

Schedule 6.07 Schedule 6.07 Casualty Insurance Requirements Each Casualty Policy for each Mortgaged Property shall: (i) include coverage for, and specifically state that coverage is provided for named windstorms, hail and terrorism; (ii) provide coverage in an amount not less than one hundred percent (100%) of the replacement cost value for such Mortgaged Property; (iii) have a deductible no greater than $250,000.00 per occurrence and contain a replacement cost endorsement; (iv) contain a lender’s loss payable endorsement containing provisions equivalent to those provisions contained in Form 438BFU and naming the Lender as the mortgagee; (v) be evidenced by an Acord Certificate Form 27 or Form 28 or equivalent form in favor of the Lender, as mortgagee, and such evidence shall be provided to the Lender; (vi) if such Casualty Policy is a blanket policy, provide that the blanket limit is subject to a so-called “Agreed Amount” or “No Co-Insurance” clause, or such Casualty Policy shall specifically state the applicable co-insurance percentage and the scheduled value with respect to such Mortgaged Property; and (vii) except as provided in clause (vi) above, not contain any co- insurance clauses or provisions that would reduce the coverage under such Casualty Policy.

Schedule 10.02 Schedule 10.02 Lending Office; Certain Addresses for Notices; Tax Identification Number Loan Parties: c/o Lithia Motors, Inc. 150 North Bartlett Street Medford, Oregon, 97501 Attn: Tina Miller, Chief Financial Officer Tel: (541) 618-5724 Email: tina_miller@lithia.com Taxpayer Identification Number: 93-0572810 Lender: Ally Bank 535 Anton Blvd., Suite 300 Costa Mesa, California 92626 Attn: Commercial Credit Fax: (833) 961-1710

Exhibit A-1 EXHIBIT A FORM OF ADVANCE REQUEST Date: __________, _____ To: Ally Bank Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of April 12, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Lithia Motors, Inc., Lithia Real Estate, Inc. and each other person party thereto as a Borrower (collectively, the “Borrowers”), and Ally Bank. The undersigned hereby requests and Advance: 1. On __________________________________ (a Business Day). 2. In the amount of $__________________. The undersigned hereby represents and warrants that (i) such request complies with Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Advance. The Borrowers hereby request that [check one line below and fill in blank spaces next to the line as appropriate]: i _____________ Funds to be deposited into a deposit account per current standing instructions. Complete amount of deposit if not full loan advance amount: _____________. ii _____________ Funds to be wired per the following wire instructions: Amount of Wire Transfer: __________________ Bank Name: ___________________ ABA: ________________________ Account Number: _______________ Account Name: ________________ Reference: ___________________ iii _____________ Funds to be wired per the attached Funds Flow (multiple wire transfers).

Exhibit A-2 LITHIA MOTORS, INC., as Borrower Representative By: _________________________________ Name: _________________________________ Title: _________________________________

Exhibit B EXHIBIT B FORM OF COMPLIANCE CERTIFICATE Financial Statement Date: ____________, ______ To: Ally Bank Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of April 12, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; all terms used herein but not otherwise defined herein have the respective meanings given thereto in the Credit Agreement), between Lithia Motors, Inc., an Oregon corporation (“Lithia”), Lithia Real Estate, Inc., an Oregon corporation (“LRE”) and each other person party thereto as a Borrower (collectively, including Lithia and LRE, the “Borrowers”), and Ally Bank (the “Lender”). The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________ of the Borrower Representative, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Lender on the behalf of the Borrowers, and that: [Use following paragraph 1 for fiscal year-end financial statements] 1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of Lithia ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. [Use following paragraph 1 for fiscal quarter-end financial statements] 1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of Lithia ended as of the above date. Such quarterly financial statements fairly present the financial condition, results of operations and cash flows of Lithia and its Subsidiaries in accordance with GAAP as at the above date, subject only to normal year-end audit adjustments and the absence of footnotes. 2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Lithia and its Subsidiaries during the accounting period covered by the attached financial statements. 3. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents, and [select one:]

Exhibit B [to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.] --or-- [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:] 4. [Except as described below, the] [The] representations and warranties of the Borrowers and each Loan Party contained in Article V of the Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsection (a) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered. IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ______________,____. LITHIA MOTORS, INC., as Borrower Representative By: ________________________________ Name: ________________________________ Title: ________________________________

Exhibit B For the Quarter/Year ended ________________ (“Statement Date”) SCHEDULE 1 to the Compliance Certificate [Financial Statements to be attached ]

Exhibit C-1 EXHIBIT C FORM OF BORROWER JOINDER AGREEMENT THIS BORROWER JOINDER AGREEMENT (the “Joinder Agreement”), dated as of , 20__ is made by [__________________], a [________________] (the “Joining Subsidiary”), and delivered to ALLY BANK (the "Lender") , under that certain Credit Agreement (as amended, revised, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), dated as of April 12, 2021 between Lithia Motors, Inc., an Oregon corporation (“Lithia”), Lithia Real Estate, Inc., an Oregon corporation (“LRE”) and each other person party thereto as a Borrower (collectively, including Lithia and LRE, the “Borrowers”) and the Lender. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement. WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Borrower” under the Credit Agreement and be joined as a party to the Credit Agreement as a Borrower; NOW, THEREFORE, the Joining Subsidiary hereby agrees as follows with the Lender: 1. Credit Agreement. a. Joinder. The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Credit Agreement as a “Borrower” (such term as used in this Section 1 having the meaning set forth in the Credit Agreement) and bound by all the terms, conditions, obligations, liabilities and undertakings of each Borrower or to which any Borrower is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Lender of the payment and performance in full of the Obligations whether now existing or hereafter arising, all with the same force and effect as if the Joining Subsidiary were a signatory to the Credit Agreement. b. Affirmations. The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Borrower contained in the Credit Agreement. 2. Miscellaneous. a. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Joinder Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

Exhibit C-2 b. Severability. Whenever possible, each provision of this Joinder Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Joinder Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Joinder Agreement. This Joinder Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents, which, taken together, set forth the complete understanding and agreement of the Lender and the Joining Subsidiary with respect to the matters referred to herein and therein. c. Successors and Assigns. This Joinder Agreement and all obligations of the Joining Subsidiary hereunder shall be binding upon the successors and assigns of the Joining Subsidiary (including any debtor-in-possession on behalf of the Joining Subsidiary) and shall, together with the rights and remedies of the Lender, hereunder, inure to the benefit of the Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Liens granted to the Lender under the Loan Documents. The Joining Subsidiary may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Joinder Agreement. d. Counterparts. This Joinder Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Joinder Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Lender, electronic means, all of which shall be equally valid. Without limiting the foregoing provisions of this Section 2(d), the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Joinder Agreement. e. Section Titles. The Section titles contained in this Joinder Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. f. Delivery. The Joining Subsidiary hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Joinder Agreement and the Joining Subsidiary’s joinder as a party to the Credit Agreement, as herein provided. g. Governing Law; Venue; Waiver of Jury Trial. The provisions of Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

Exhibit C-1 IN WITNESS WHEREOF, the Joining Subsidiary has duly executed and delivered this Joinder Agreement as of the day and year first written above. JOINING SUBSIDIARY: [________________________] By: Name: Title:

US.131967368.05 -1- EXHIBIT D FORM OF GUARANTOR JOINDER AGREEMENT THIS GUARANTOR JOINDER AGREEMENT (the “Joinder Agreement”), dated as of , 20__ is made by [__________________], a [_______________] (the “Joining Subsidiary”), and delivered to ALLY BANK (the "Lender") , under that certain Credit Agreement (as amended, revised, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), dated as of April 12, 2021 between Lithia Motors, Inc., an Oregon corporation (“Lithia”), Lithia Real Estate, Inc., an Oregon corporation (“LRE”), and each other person party thereto as a Borrower ( collectively, including Lithia and LRE, the “Borrowers”)and the Lender. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement. WHEREAS, certain Subsidiaries of Lithia and the Lender have entered into a Subsidiary Guaranty Agreement dated as of April 12, 2021 (as amended, revised, modified, supplemented or amended and restated from time to time, the “Subsidiary Guaranty Agreement”); WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Guarantor” under the Subsidiary Guaranty Agreement and be joined as a party to the Subsidiary Guaranty Agreement as a Subsidiary Guarantor (as defined in the Subsidiary Guaranty Agreement); WHEREAS, the Joining Subsidiary will materially benefit from the Advances made available and to be made available to the Borrowers by the Lender under the Credit Agreement; NOW, THEREFORE, the Joining Subsidiary hereby agrees as follows with the Lender: 1. Subsidiary Guaranty Agreement. a. Joinder. The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Subsidiary Guaranty Agreement as a “Subsidiary Guarantor” (such term as used in this Section 1 having the meaning set forth in the Subsidiary Guaranty Agreement) and bound by all the terms, conditions, obligations, liabilities and undertakings of each Subsidiary Guarantor or to which any Subsidiary Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Lender of the payment and performance in full of the Obligations owing by any of the Dealership Parties to any of the Ally Parties (as such terms are defined in the Subsidiary Guaranty Agreement whether now existing or hereafter arising, all with the same force and effect as if the Joining Subsidiary were a signatory to the Subsidiary Guaranty Agreement. b. Affirmations. The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Subsidiary Guarantor contained in the Subsidiary Guaranty Agreement.

US.131967368.05 -2- 2. Miscellaneous. a. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Joinder Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement. b. Severability. Whenever possible, each provision of this Joinder Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Joinder Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Joinder Agreement. This Joinder Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents, which, taken together, set forth the complete understanding and agreement of the Lender and the Joining Subsidiary with respect to the matters referred to herein and therein. c. Successors and Assigns. This Joinder Agreement and all obligations of the Joining Subsidiary hereunder shall be binding upon the successors and assigns of the Joining Subsidiary (including any debtor-in-possession on behalf of the Joining Subsidiary) and shall, together with the rights and remedies of the Lender, hereunder, inure to the benefit of the Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Liens granted to the Lender under the Loan Documents. The Joining Subsidiary may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Joinder Agreement. d. Counterparts. This Joinder Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Joinder Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Lender, electronic means, all of which shall be equally valid. Without limiting the foregoing provisions of this Section 2(d), the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Joinder Agreement. e. Section Titles. The Section titles contained in this Joinder Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. f. Delivery. The Joining Subsidiary hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and

US.131967368.05 -3- maintained, in reliance on this Joinder Agreement and the Joining Subsidiary’s joinder as a party to the Subsidiary Guaranty Agreement, as herein provided. g. Governing Law; Venue; Waiver of Jury Trial. The provisions of Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein. IN WITNESS WHEREOF, the Joining Subsidiary has duly executed and delivered this Joinder Agreement as of the day and year first written above. JOINING SUBSIDIARY: [________________________] By: Name: Title:

US.131967368.05 -1- EXHIBIT E BORROWING BASE CERTIFICATE [See attached]

US.132532838.02 BORROWING BASE CERTIFICATE This Borrowing Base Certificate (“Borrowing Base Certificate”) is executed and delivered by Lithia Motors, Inc. (“Lithia”) on behalf of itself and the other Borrowers, as Borrower Representative, to Ally Bank (“Lender”) pursuant to the requirements of the Credit Agreement dated as of April 12, 2021, between Lithia, Lithia Real Estate, Inc., an Oregon corporation (“LRE”) and each other person party thereto as a Borrower (collectively, including Lithia and LRE, the “Borrowers”) and the Lender (as amended to date, the “Credit Agreement”). Any capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Credit Agreement. This Borrowing Base Certificate is prepared as of ________________ (“Calculation Date”). Attached are the calculations showing the status of the Revolving Borrowing Base as of the Calculation Date. This Borrowing Base Certificate has been prepared in accordance with the requirements of the Credit Agreement and the information contained herein is true, accurate and complete as of the Calculation Date. In accordance with the terms and conditions of the Credit Agreement, the undersigned certifies to Lender that as of the date hereof, no Default or Event of Default exists under the Credit Agreement or any other Loan Document, and the making of any Advance(s) to Borrowers requested in connection herewith will not cause a Default or Event of Default to occur. This Borrowing Base Certificate is executed on __________________. LITHIA MOTORS, INC., as Borrower Representative By: ______________________ Name: ____________________ Title: _____________________

US.132532838.02 Borrowing Base Calculation Value of Collateral1 Advance Rate Margined Value A. Eligible Borrowing Base Real Estate that are active dealerships or that directly support an active dealership as determined by the Lender in its sole discretion 85% $___________ B. Eligible Borrowing Base Real Estate that are not active dealerships nor directly support an active dealership as determined by the Lender in its sole discretion 65% $____________ C. Revolving Borrowing Base (A+B) $___________ 1 List of Properties attached below

US.132532838.02 A. Eligible Borrowing Base Real Estate that are active dealerships or that directly support an active dealership as determined by the Lender in its sole discretion - - - - - - B. Eligible Borrowing Base Real Estate that are not active dealerships nor directly support an active dealership as determined by the Lender in its sole discretion - - - - -